As filed with the Securities and Exchange Commission on November 4, 2004

                                               Registration  No.  _____________

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CHINA AUTOPARTS, INC.

                 (Name of small business issuer in its charter)

            Delaware                            3714                        13-4168913
            (State or               (Primary Standard Industrial   (IRS Employer Identification
Jurisdiction of Incorporation or     Classification Code Number)              Number)
          Organization)

                           276 Fifth Avenue, Suite 703

                            New York, New York 10001

                                  212-684-3760

          (Address and telephone number of principal executive offices)

                  Xinchang Tonglin Industrial Zone, Dayi County

                           Chengdu, Sichuan PRC 611337

(Address of principal place of business or intended principal place of business)

                           276 Fifth Avenue, Suite 703

                            New York, New York 10001

                                  212-684-3760

            (Name, address and telephone number of agent for service)

                          Copies of communications to:

                               Darren Ofsink, Esq.

                             Guzov Ofsink Flink, LLC

                         600 Madison Avenue, 14th Floor

                            New York, New York 10022

                                 (212) 371-8008

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. |_|

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         Calculation of Registration Fee

 =================================================================================================================
 Title of each class                             Proposed                   Proposed
  of securities to      Amount to be         maximum offering            maximum aggregate           Amount of
    be registered        registered           price per unit             offering price          registration fee
 =================================================================================================================
$.0001 par value per       1,000,000             $3.00                       $3,000,000             $380.10
 share common
 stock (1)

----------

(1) This registration statement relates to the resale by the selling stockholder identified herein of up to 1,000,000 shares of our common stock issued in a private placement transaction.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. There is currently no trading market for our common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              China Autoparts, Inc.

                                  Common Stock

                                ----------------


      This prospectus relates to the resale of 1,000,000 shares of our common stock by Double Unity Investments Limited ("Double Unity"), the selling stockholder.

      The selling stockholder, by itself or through brokers and dealers, may offer and sell the shares at prevailing market prices or in transactions at negotiated prices. We will not receive any proceeds from the selling stockholder's resale of the shares of common stock. The selling stockholder will receive all proceeds from such sales. It is not possible to determine the price to the public in any sale of the shares of common stock by the selling stockholder and the selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares. Accordingly, the selling stockholder will determine the public offering price, the amount of any applicable underwriting discounts and commissions and the net proceeds at the time of any sale. The selling stockholder will pay any underwriting discounts and commissions. The selling stockholder, and the brokers through whom sales of the securities are made, will be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, referred to herein as the "Securities Act".

      There presently is no public trading market for our common stock.

          Investing in our common stock involves a high degree of risk.

                   See "Risk Factors" beginning on page ____.

                                ----------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The selling security holder is offering to sell and seeking offers to buy shares of our common stock and share warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or share warrants.

                  The date of this prospectus is ____________.

      No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling stockholder, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a registration statement on Form SB-2, as amended, under the Securities Act for the common stock offered by this prospectus. We have not included in this prospectus all the information contained in the registration statement and you should refer to the registration statement and its exhibits for further information.

      Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

      The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

      You may also read and copy any reports, statements or other information that we have filed with the SEC at the addresses indicated above and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Our disclosure and analysis in this prospectus contain some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the automobile market in the Peoples Republic of China, competition, exchange rate fluctuations and the effect of economic conditions include forward-looking statements within the meaning of section 27A of the Securities Act of 1933, referred to herein as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

      Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

      Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

      As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

      We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Form 10-KSB, Form 10-QSB and Form 8-K reports to the SEC. Also note that we provide a cautionary discussion of risk and uncertainties under the caption "Risk Factors" in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

                                Table of contents

Prospectus Summary
Risk Factors
Use of Proceeds
Determination of Offering Price
Selling Stockholder
Business
Description of Property
Selected Financial Data
Management's Discussion and Analysis of Financial Condition
  And Results of Operations
Security Ownership of Certain Beneficial Owners and Management
Directors and Executive Officers, Promoters and Control Persons
Executive Compensation
Certain Relationships and Related Party Transactions
Plan of Distribution
Description of Securities
Market Price of and Dividends on our Common Equity and
  Related Stockholder Matters
Legal Proceedings
Changes in and Disagreements with Accountants
Indemnification of Directors and Officers
Legal Matters
Experts
Financial Statements

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including "Risk Factors" and the consolidated financial statements and the related notes before making an investment decision.

      In this prospectus, the "Company", "we," "us," and "our" refer to (i) China Autoparts, Inc., (ii) our 100% owned British Virgin Islands subsidiary, Rhohan Holdings Limited.("Rhohan") and (iii) our indirectly held subsidiary, Chengdu Tonglin Casting Industrial Co., Ltd. ("Tonglin"), which is 100% owned by Rhohan.

                                   OUR COMPANY

      China Autoparts, Inc. (the "Company") is a holding company for a British Virgin Islands company called Rhohan Holdings Limited. ("Rhohan"), which is a holding company for, and owns 100% of Chengdu Tonglin Casting Industrial Co., Ltd. ("Tonglin"), a People's Republic of China ("PRC") corporation. Tonglin is a manufacturer of engine blocks. Tonglin currently manufactures and is developing a total of 20 different engine blocks which accommodate three or four cylinders for cars, mini vans and light trucks. Currently Tonglin's sales are made solely to companies located within the PRC.

      The Company's executive offices are located at 276 Fifth Avenue, Suite 703, New York, New York 10001 and its telephone number is 212-684-3760. Tonglin is located outside of the city of Chengdu in the Sichuan Province of the PRC at Xinchang Tonglin Industrial Zone, Dayi County, Chengdu, Sichuan PRC 611337. Tonglin uses a factory facility in Chengdu with over 9.5 acres of production, warehouse and office space (see "Description of Property") and currently has approximately 1,200 employees.

      The Company was formed under the name Talram Corporation on May 1, 2001 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. From that date, until May 12, 2004, the Company remained in the business of seeking a merger or acquisition candidate. Its only other activities during that time were filing its required reports under the Securities Exchange Act of 1934, as amended, and issuing shares to its initial shareholders.

      On April 22, 2004, the Company entered into a Capital Stock Exchange Agreement (the "Exchange Agreement") pursuant to which on May 13, 2004 it acquired 100% of the outstanding stock of Rhohan, a British Virgin Islands ("BVI") company, from Double Unity , also a BVI company. Rhohan's only asset is 100% of the stock of Tonglin, a PRC corporation that is classified as a wholly owned foreign enterprise under PRC law by virtue of its ownership by Rhohan.

      The result of the above transactions, as set forth in the following diagram, is that Rhohan is now a wholly owned subsidiary of the Company and Tonglin remains a wholly owned subsidiary of Rhohan.
                          ----------------------
                           China Autoparts, Inc.

                          ----------------------
                                     | 100%

                          ----------------------
                          Rhohan Holdings Limited

                          ----------------------

                                     | 100%
                          ----------------------
                          Chengdu Tonglin Casting
                           Industrial Co., Ltd.

                          ----------------------

Neither the Company nor Rhohan have any operations or plan to have any operations in the future other than acting as a holding company and management company for Tonglin and raising capital for its operations.

                                  THE OFFERING

      This prospectus relates to the resale by Double Unity of 1,000,000 shares of our common stock. Such shares were part of the shares acquired by Double Unity pursuant to a Capital Stock Exchange Agreement dated as of April 22, 2004 which was closed on May 13, 2004. Pursuant to the agreement, Double Unity transferred to the Company all of the capital stock of Rhohan, in exchange for 94.5% of the common stock of the Company which were issued to Double Unity and 7 of its designees. We issued all 1,000,000 of the shares which are being offered hereby in reliance upon an exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act for private transactions.

                          SALES BY SELLING STOCKHOLDER

      Double Unity may offer the common stock pursuant to this prospectus in varying amounts and transactions so long as this prospectus is then current under the rules of the SEC and we have not withdrawn the registration statement. The offering of common stock may be through the facilities of the over-the-counter Bulletin Board or such other exchange or reporting system where the common stock may be traded. Brokerage commissions may be paid or discounts allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales effected through brokers or dealers. To our knowledge, as of the date hereof, no one has made any arrangements with a broker or dealer concerning the offer or sale of the common stock. See "Plan of Distribution."

      Our common stock is not listed for trading on any securities exchange or quotation system and there presently is no public market for our common stock.

                             OUTSTANDING SECURITIES

      As of August 31, 2004, there were 9,090,910 shares of our common stock outstanding.

      An investment in the shares of our company is subject to a number of risks. We have set forth these risk factors below under the heading "Risk Factors" which you should carefully review.

                             SUMMARY FINANCIAL DATA

      The following table presents summary financial data for us as at June 30, 2004 and for the two previous fiscal years ended December 31, 2003. We derived the summary financial data set forth below with respect to our statements of operations for the six months ended June 30, 2004 and the two fiscal years ended December 31, 2003 and December 31, 2002 and our balance sheets as at June 30, 2004, December 31, 2003 and December 31, 2002, from our consolidated financial statements that are included elsewhere in this prospectus. We derived the summary financial data for us at December 31, 2001 and for the year then ended from our consolidated financial statements which are not included in this prospectus. You should read the following summary financial data in conjunction with the consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.

                                        For Six Months  For the Fiscal Year Ended December 31,
                                                 Ended  --------------------------------------
                                         June 30, 2004         2003                2002                2001
                                           (unaudited)                                              (unaudited)

Gross revenues                              $9,384,218        $16,248,926         $14,159,153          $9,867,955

Income from operations                      $2,437,858          4,647,659           4,397,720           2,987,874

Net income                                  $2,138,082          3,873,418           3,169,845           1,959,016

Total assets                           $18,229,485 (1)     22,365,455 (2)      13,376,635 (3)      11,746,964 (4)

Total liabilities                      $10,086,721 (1)     15,381,089 (2)       6,660,006 (3)       5,374,392 (4)

----------

(1) As at June 30, 2004

(2) As at December 31, 2003

(3) As at December 31, 2002

(4) As at December 31, 2001

The reporting currency of the Company is the U.S. dollar. The Company uses the local currency in the PRC, the Renminbi, as its functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates.

                                  RISK FACTORS

      This offering involves a high degree of risk. You should carefully consider the risks described below, in conjunction with other information and our consolidated financial statements and related notes included elsewhere in this prospectus, before making an investment decision. You should pay particular attention to the fact that we conduct our operations in China and are governed by a legal and regulatory environment that in some respects differs significantly from the environment that may prevail in other countries that you may be familiar with. Our business, financial condition or results of operations could be affected materially and adversely by any or all of these risks.

      We face competition in each of our lines of businesses.

      Our current competitors include Chongqing Aoli, Kunshan Toyota, Shenyang Futian and Nanjing Teksid. While we believe that our price and quality are superior to other manufacturers, many of our competitors are better capitalized, more experienced, and have deeper ties in the Chinese marketplace. We may be unsuccessful in our attempts to compete, which would have a material adverse impact on our business and financial condition. The automobile parts market in the People's Republic of China ("PRC") generally is competitive with approximately 100 PRC automakers to supply. With the PRC's entry into the World Trade Organization and the PRC's agreements to lift many of the barriers to foreign competition, the Company believes that competition will increase in the PRC auto parts market as a whole with the entry of foreign companies to the market.

      We face the risk that changes in the policies of the Chinese government could have significant impacts upon the business we may be able to conduct in China and the profitability of such business.

      The economy of China is at a transmission from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set down national economic development goals. Policies of the Chinese government can have significant effects on the economic conditions of China. The Chinese government has confirmed that economic development will follow a model of market economy under socialism. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in China will follow market forces. While we believe that this trend will continue, there can be no assurance that such will be the case. A change in policies by the Chinese government could adversely affect our interests in by, among other factors: changes in laws, regulations or the interpretation thereof; confiscatory taxation; restrictions on currency conversion, imports or sources of supplies; or the expropriation or nationalization of private enterprises. Although the Chinese government has been pursuing economic reform policies for approximately two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting China's political, economic and social life.

      The PRC laws and regulations governing our current business operations and contractual arrangements are uncertain, and if we are found to be in violation, we could be subject to sanctions. In addition, any changes in such PRC laws and regulations may have a material and adverse effect on our business.

      There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and our subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are relatively new and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, the PRC authorities retain broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business licenses and requiring actions necessary for compliance. In particular, licenses, permits and beneficial treatments issued or granted to us by relevant governmental bodies may be revoked at a later time under contrary findings of higher regulatory bodies. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses. We cannot assure you that any such restructuring would be effective or would not result in similar or other difficulties. We may be subject to sanctions, including fines, and could be required to restructure our operations. As a result of these substantial uncertainties, we cannot assure you that we will not be found in violation of any current or future PRC laws or regulations.

      A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our services and our business.

      All of our operations are conducted in the PRC and all of our revenues are generated from sales in the PRC to business operating in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. The automotive industry in the PRC is relatively new and growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for cars and trucks, and therefore, auto parts. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our products and materially and adversely affect our business.

      We are dependent upon key personnel, the loss of which could harm our prospects.

      We depend, to a large extent, on the abilities and participation of our current management team, including Li Yungao. The loss of the services of any of our key personnel, for any reason, may have a material adverse effect on our prospects. There can be no assurance in this regard nor any assurance that we will be able to find a suitable replacement for such persons. We do not carry key man life insurance for any key personnel.

      Inflation in China could negatively affect our profitability and growth.

      While the Chinese economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the Chinese government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austerity policy can lead to a slowing of economic growth.

      Governmental control of currency conversion may affect the value of your investment.

      The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

      The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

      The fluctuation of the Renminbi may materially and adversely affect your investment.

      The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

      Our inability to fund our capital expenditure requirements may adversely affect our growth and profitability.

      Our continued growth is dependent upon our ability to raise capital from outside sources. We believe that in order to continue to capture additional market share, we will have to increase our production capacity through the purchase of machinery and equipment with a value of approximately $7 million. In the future we may be unable to obtain the necessary financing on a timely basis and on acceptable terms, and our failure to do so may adversely affect our financial position, competitive position, growth and profitability. Our ability to obtain acceptable financing at any time may depend on a number of factors, including:

      -     our financial condition and results of operations,

      - the condition of the PRC economy and the auto industry in the PRC, and

      - conditions in relevant financial markets in the U.S., the PRC and elsewhere in the world.

      We may not be able to effectively control and manage our growth.

      If our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. This growth will lead to an increase in the responsibilities of existing personnel, the hiring of additional personnel and expansion of our scope of operations. There can be no assurance that we will be able to raise the required financing or control and manage this future growth.

      We do not presently maintain fire, theft, liability or any other insurance.

      We do not maintain fire, theft, liability (including product liability) or other insurance of any kind. We bear the economic risk with respect to loss of or damage or destruction to our property and to the interruption of our business as well as liability to third parties for damage or destruction to them or their property that may be caused by our personnel or products. Such liability could be substantial and the occurrence of such loss or liability may have a material adverse effect on our business, financial condition and prospects. While product liability lawsuits in the PRC are rare and Tonglin has never experienced significant failures of its products, there can be no assurance that Tonglin would not face liability in the event of the failure of any of its products.

      Environmental liability could have a material adverse effect on our operations; potential litigation arising from our operations could have a material adverse effect on our financial condition.

      From time to time claims of various types may be asserted against us arising out of our operations in the normal course of business, including claims relating to land use and permits, safety, health and environmental matters. Although we have never had such claims up to now, such matters are subject to many uncertainties and it is not possible to determine the probable outcome of, or the amount of liability, if any, from these matters.

      In the opinion of our management (which opinion is based in part upon consideration of the opinion of counsel), it is unlikely that the outcome of these claims will have a material adverse effect on our operations or financial condition. However, there can be no assurance that an adverse outcome in any of such litigation would not have a material adverse effect on us or our operating segments.

      We depend on large contracts and a concentration of customers.

      Our revenue is dependent, in large part, on significant contracts from a limited number of customers. During the fiscal year ended December 31, 2003 approximately 94.0% of sales were to five customers and approximately 68.0% of sales were to three customers. For the fiscal year ended December 31, 2002, approximately 93.5% of sales were to five customers and approximately 72.8% of sales were to three customers. We believe that revenue derived from current and future large customers will continue to represent a significant portion of our total revenue. Our inability to continue to secure and maintain a sufficient number of large contracts would have a material adverse effect on our business, operating results and financial condition. Moreover, our success will depend in part upon our ability to obtain orders from new customers, as well as the financial condition and success of our customers and general economic conditions.

      We bear the risk of loss in shipment of our products and have no insurance to cover such loss.

      Pursuant to the shipping terms in Tonglin's standard customer contract, Tonglin bears the risk of loss in shipment which it does not insure. While, Tonglin believes that the shipping companies it uses carry adequate insurance or are sufficiently solvent to cover any loss in shipping, there can be no assurance that Tonglin can be adequately reimbursed upon the loss of an engine block shipment.

      We do not own some of the real property on which our plants are located and we do not have the land use rights for certain of the land we use.

      All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the PRC government grants landholders a "land use right." In 2003, Tonglin purchased the land use right for the land occupied by our Plant 5 and our warehouse from the government for $171,358. This land is currently held in the name of Chengdu Rongxin Industrial Co., Ltd. (a related party controlled by Li Yungao as explained in "Business," below) which is currently in the process of applying for a name change for the land use right.

      Our Plants 1 through 4 were contributed to Tonglin by Chengdu Rongxin Enterprises Co., Ltd. (a related party controlled by Li Yungao as explained in "Business," below) upon its formation and Plant 5 and the warehouse used by Tonglin were constructed by it. Chengdu Rongxin Enterprises Co., Ltd. was dissolved in October, 2002 and its assets and liabilities were assumed by Chengdu Rongxin Ruigao Machinery Co., Ltd..

      Tonglin is in the process of obtaining the necessary certificates to evidence ownership of the buildings for Plants 1 through 4 under PRC law. Tonglin's PRC counsel has advised us that such property was contributed by Chengdu Rongxin Enterprises Co., Ltd when setting up Tonglin, therefore, Tonglin has the right to use the property. However, without the certificates, Tonglin may not be able to protect its rights to the property if challenged in a PRC court. Plants 1 through 4 are also currently subject to a mortgage payable by Chengdu Rongxin Industrial Co., Ltd. and therefore, a default in payment would give the mortgagee the right to take possession of Plants 1 through 4. Chengdu Rongxin Industrial Co., Ltd is currently in the process of releasing the mortgage by applying for replacing the collateral (Plants 1 through 4) with certain of its other assets.

      The right to use the land on which plants 1 through 4 are situated is also owned by Chengdu Rongxin Industrial Co., Ltd. which is in the process of obtaining a land use right certificate in the name of Tonglin subject to the releasing of the mortgage held by Chengdu Rongxin Industrial Co., Ltd..

      While we believe that Tonglin will obtain the necessary land use right certificates and building ownership certificates from the above named entities, each of which is controlled by Li Yungao, the Chairman of our Board of Directors, Chief Executive Officer and principal shareholder, and Tonglin has the right to use the land and building at the present time, the failure by Tonglin to obtain certificates evidencing ownership of buildings and land use rights could have a material adverse effect upon the Company's operations in the event there is a legal dispute over use of the land or buildings.

      We may not be able to pass on to customers increases in the costs of our raw materials, particularly iron and steel.

      The major raw materials that we purchase for production are iron and steel. The price and availability of these raw materials are subject to market conditions affecting supply and demand. Our gross profits for the fiscal year ended June 30, 2004 declined from the prior year primarily due to an increase in the price of iron from $217 per ton during the six months ended June 30, 2003 to $310 per ton during the six months ended June 30, 2004 which could not be fully passed on to customers. Our financial condition or results of operations may be impaired by further increases in raw material costs to the extent we are unable to pass those higher costs to our customers. In addition, if these materials are not available on a timely basis or at all, we may not be able to produce our products and our sales may decline.

      Our officers, directors and affiliates control us through their positions and stock ownership and their interests may differ from other stockholders.

      Our officers, directors and affiliates beneficially own approximately 91% of our common stock. Double Unity Investments Limited, a company beneficially owned by Li Yungao, the Chairman of our Board of Directors and our Chief Executive Officer, beneficially owns approximately 91% of our common stock and is the selling stockholder herein. Mr. Li can effectively control us and his interests may differ from other stockholders.

      Because some of our directors and officers reside outside of the United States, it may be difficult for you to enforce your rights against them or enforce U.S. court judgments against them in the PRC.

      All of our directors and officers reside outside of the United States and substantially all of our assets will be located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under United States Federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the United States Federal securities laws.

      Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

      We began operations in 2000. Our limited operating history may not provide a meaningful basis on which to evaluate our business. Although our revenues have grown rapidly since inception, we cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

      - implement our business model and strategy and adapt and modify them as needed;

      - increase awareness of our brands, protect our reputation and develop customer loyalty;

      - manage our expanding operations and service offerings, including the integration of any future acquisitions;

      -     maintain adequate control of our expenses;

      - anticipate and adapt to changing conditions in the autoparts markets in which we operate as well as the impact of any changes in government regulation, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

      If we are not successful in addressing any or all of these risks, our business may be materially and adversely affected.

      The PRC legal system has inherent uncertainties that could materially and adversely affect us.

      The PRC legal system is based upon written statutes. Prior court decisions may be cited for reference but are not binding on subsequent cases and have limited value as precedents. Since 1979, the PRC legislative bodies have promulgated laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, the PRC has not developed a fully integrated legal system and the array of new laws and regulations may not be sufficient to cover all aspects of economic activities in the PRC. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, published government policies and internal rules may have retroactive effects and, in some cases, the policies and rules are not published at all. As a result, we may be unaware of our violation of these policies and rules until some time later. Our contractual arrangements with our affiliated entities are governed by the laws of the PRC. The enforcement of these contracts and the interpretation of the laws governing these relationships is subject to uncertainty.

      The preferential tax treatment of our Tonglin subsidiary will expire in 2005, which will result in higher tax rates and could adversely affect our overall results of operations.

      Pursuant to the relevant laws, regulations and policies in the PRC, Tonglin, as a wholly foreign owned enterprise ("WFOE") in the PRC, located in a Special Economic Zone in the Sichuan Province, is entitled to an exemption from the PRC enterprise income tax for two years commencing from its first profitable year and special discount at income tax rate of 7.5% in the following three years by virtue of the special policy of the State Administration of Taxation of Sichuan Province. Tonglin generated profits in the year ended December 31, 2000. Effective January 1, 2002, the two-year 100% exemption for income taxes had expired for Tonglin and it became subject to income tax at a reduced rate of 7.5% and an exemption from local income taxes of 3% for 2002, 2003 and 2004. Beginning on January 1, 2005, Tonglin's tax benefits will expire, except for a 50% discount in its enterprise income tax which will rise to only 15% instead of 30%, which will continue indefinitely.

      We have never paid cash dividends and are not likely to do so in the foreseeable future.

      We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

      There is only a limited trading market for our common stock.

      Our common stock is not listed on any stock exchange nor quoted on the over-the-counter Bulletin Board or any quotation service. There is currently no trading market for our common stock and we do not know if any trading market will ever develop. You may be unable to sell your shares due to the absence of a trading market.

      In addition, broker-dealers who recommend our common stock to people who are not established customers or qualifying investors must follow special sales procedures, including getting the purchaser's written consent prior to the sale. Our common stock is also subject to the "penny stock" rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale. See "MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS." These requirements may further limit your ability to sell your shares.

      Our common stock is illiquid and subject to price volatility unrelated to our operations.

      The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other auto parts makers, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from the selling stockholder's sale of the shares offered under this prospectus.

                         DETERMINATION OF OFFERING PRICE

      We are not selling any of the common stock that we are registering. The common stock will be sold by the selling stockholder listed in this prospectus. The selling security holder may therefore sell the common stock at the market price as of the date of sale or a price negotiated in a private sale. There is presently no public market for our common stock.

                               SELLING STOCKHOLDER

      This prospectus relates to the offer and sale of our common stock by the selling stockholder identified below. The selling stockholder will determine when it will sell its common stock and in all cases, will sell its common stock at the current market price or at negotiated prices at the time of the sale. We will not receive any proceeds from the sale of the common stock shares by the selling stockholder. The following table sets forth certain information regarding the beneficial ownership of our securities as of the date of this prospectus by the selling stockholder.

--------------------------------------- ------------- -------------------- --------------- ----------------- ---------------
Name and Relationship to Us             Securities    Percentage           Securities to   Amount of         Percentage of
--------------------------------------- ------------- -------------------- --------------- ----------------- ---------------
                                        Beneficially  Ownership            be Offered      Securities to be  Securities to
--------------------------------------- ------------- -------------------- --------------- ----------------- ---------------
                                        Owned         Before Offering (1)  for Selling     Held After        be Held After
--------------------------------------- ------------- -------------------- --------------- ----------------- ---------------
                                                                           Stockholder's   Offering (2)      Offering (2)
--------------------------------------- ------------- -------------------- --------------- ----------------- ---------------
                                                                           Account
--------------------------------------- ------------- -------------------- --------------- ----------------- ---------------

--------------------------------------- ------------- -------------------- --------------- ----------------- ---------------
Double Unity Investments Limited. (3)   8,272,728 (4)    91.0%             1,000,000       7,272,728 (4)     80.0%
--------------------------------------- ---------------------------------- --------------- ----------------- ---------------

--------------------------------------- ------------- -------------------- --------------- ----------------- ---------------

----------

(1) Based on 9,090,910 shares outstanding as of August 31, 2004.

(2) Assumes the sale of all shares offered by the selling stockholder.

(3) Li Yungao, the Chairman and Chief Executive Officer of the Company, is the sole director and shareholder of Double Unity Investments Limited., a British Virgin Islands company ("Double Unity") and may be deemed to beneficially own all of the securities of the Company owned directly by Double Unity.

(4) On May 13, 2004 Double Unity assigned to 7 persons certain of the shares that Double Unity was entitled to receive under the Exchange Agreement. In connection with the assignments, 7 of the assignees, entered into Share Lock-Up Agreements with Double Unity pursuant to which they have agreed to comply with any reasonable restriction on their sale of the shares determined by Double Unity or the Company. Such selling stockholders have agreed that without the written consent of Double Unity, they will not pledge sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of the shares, or any securities convertible into or exchangeable or exerciseable for common stock of the Company. As a result of the foregoing, the shares beneficially owned by Double Unity includes an aggregate of 1,954,544 shares owned by 7 of the other selling stockholders.

                                    BUSINESS

      Tonglin began in approximately 1990 as a workshop of Chengdu Rongxin Enterprises Co., Ltd. ("Rongxin"), a PRC casting company owned by Li Yungao. Tonglin was incorporated on January 21, 2000 in the PRC as a sino-foreign joint venture company. At that time, Rongxin was the PRC joint venture partner owning 40% of the company and Rhohan was the foreign joint venture partner owning 60% of the company. Beginning in July, 2001, Rhohan increased its ownership interest in the joint venture by purchasing additional interests with monies obtained from the distribution of dividends from the joint venture.

      On November 20, 2003, Rhohan's purchase of the final 25% of the joint venture owned by Rongxin was approved by the State Administration for Industry and Commerce for the PRC and Tonglin became a wholly owned foreign enterprise ("WOFE") by virtue of its status as a wholly owned subsidiary of a BVI company, Rhohan. There are no restrictions on Tonglin's operations under PRC law, or otherwise, that result from its status as a WOFE.

      Tonglin is a manufacturer of engine blocks which are sometimes referred to as cylinder blocks. An engine block is a cast iron block to which other engine parts are attached. It is usually a casting and includes the housing for the engine cylinders and the upper part of the crankcase.

      Tonglin's production of engine blocks over the past three fiscal years has been increasing as Tonglin has been able to add additional capacity to accommodate orders. Tonglin began with two casting workshops in 2000, and now has five workshops which allow for annual production capacity of approximately 700,000 engine blocks. Tonglin plans further production capacity increases as needed and if the necessary capital is available. Tonglin's production for the past three fiscal years is set forth below:

Year                                        Units       Increase from Prior Year
----                                        -------     ------------------------
2003                                        438,984           27.9%

2002                                        343,334           57.3%

2001                                        218,313              --

      Tonglin believes that there are currently approximately 100 automobile manufacturers in the PRC. Tonglin sells its engine blocks directly to 13 different automobile manufacturers and engine assembly companies within the PRC. Of those 13, for the fiscal year ended December 31, 2003, approximately 94.0% of sales were to five customers and approximately 68.0% of sales were to three customers. For the fiscal year ended December 31, 2002, approximately 93.5% of sales were to five customers and approximately 72.8% of sales were to three customers.

      Tonglin's top five customers during the fiscal year ended December 31, 2003, by sales, were: Chengdu Zhengheng Engine Parts Co., Ltd., Chongqing Chang'an Automobile Co., Ltd., Shanghai Wulong Automobile Parts Co., Zhejiang Geely Automobile Manufacture Co., Ltd. and Baoding Great Wall Internal-combustion Engine Manufacturing Co.. Chengdu Zhengheng is an engine assembler which sells most of its engines to Chongqing Chang'an Automobile Co., Ltd..

      The loss of any of Tonglin's largest customers could have a material adverse effect on the Company's business.

Products

      Tonglin either produces or has under development 20 different gasoline and diesel engine block models which accommodate three or four cylinders and are used in cars, mini vans and light trucks. The following is a complete listing of the models and their specifications:

--------------------------------------------------------------------------------
Product Model               Product Descriptions
--------------------------------------------------------------------------------
CA20                        Sedan Gasoline Engine Block, 2.0L
                            V4, Integrated Casting Block, 50 Kg
--------------------------------------------------------------------------------
4JB1                        Truck Diesel Engine Block, 2.0L
                            V4, Studded Block, 63 Kg
--------------------------------------------------------------------------------
4JA1                        Truck Diesel Engine Block, 2.0L
                            V4, Studded Block, 60.5 Kg
--------------------------------------------------------------------------------
372Q                        Sedan Gasoline Engine Block, 1.0L
                            V3, Integrated Casting Block, 25 Kg
--------------------------------------------------------------------------------
490Q                        Sedan Gasoline Engine Block, 1.6L
                            V4, Integrated Casting Block, 40.5 Kg
--------------------------------------------------------------------------------
F8C                         Mini Sedan Gasoline Engine Block, 0.8L
                            V3, Integrated Casting Block, 23 Kg
--------------------------------------------------------------------------------
GL18                        Sedan Gasoline Engine Block, 1.8L
                            V4, Integrated Casting Block, 41.5 Kg
--------------------------------------------------------------------------------
474Q                        Sedan Gasoline Engine Block, 1.3L
                            V4, Integrated Casting Block, 42 Kg
--------------------------------------------------------------------------------
465-1ANE1                   Mini Sedan Gasoline Engine Block, 1.1L
                            V4, Integrated Casting Block, 31 Kg
--------------------------------------------------------------------------------
GL16                        Sedan Gasoline Engine Block, 1.6L
                            V4, Integrated Casting Block, 38 Kg
--------------------------------------------------------------------------------
482Q                        Sedan Gasoline Engine Block, 1.6L
                            V4, Integrated Casting Block, 40 Kg
--------------------------------------------------------------------------------
465QF                       Mini Sedan Gasoline Engine Block, 1.0L
                            V4, Integrated Casting Block, 30 Kg
--------------------------------------------------------------------------------
368Q                        Mini Sedan Gasoline Engine Block, 0.8L
                            V3, Integrated Casting Block, 22.5 Kg
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
479Q                        Sedan Gasoline Engine Block, 1.3/1.5L
                            V4, Integrated Casting Block, 38 Kg
--------------------------------------------------------------------------------
465Q                        Mini Sedan Gasoline Engine Block, 0.9L
                            V4, Integrated Casting Block, 28 Kg
--------------------------------------------------------------------------------
462Q                        Mini Sedan Gasoline Engine Block, 0.8L
                            V4, Integrated Casting Block, 28 Kg
--------------------------------------------------------------------------------
491Q                        Light Truck Gasoline Engine Block, 2.2L
                            V4, Integrated Casting Block, 55 Kg
--------------------------------------------------------------------------------
3RZ                         Light Truck Gasoline Engine Block, 2.8L
                            V4, Integrated Casting Block, 61 Kg
--------------------------------------------------------------------------------
2RZ                         Light Truck Gasoline Engine Block, 2.8L
                            V4, Integrated Casting Block, 55 Kg
--------------------------------------------------------------------------------
276                         Mini Vehicle Diesel Engine Block, 1.0L
                            V4, Integrated Casting Block, 26 Kg
--------------------------------------------------------------------------------

      The 491Q and 465Q have been, and continue to be Tonglin's best selling products accounting for approximately 72.0%, 73.9% and 67.5% of Tonglin's revenues for the fiscal years ended December 31, 2003, 2002 and 2001 respectively. Together with the 462Q and 479Q, these models have accounted for approximately 90.8%, 95.0 and 96.9% of Tonglin's revenues in the fiscal years ended December 31, 2003, 2002 and 2001, respectively. While Tonglin's product sales are currently concentrated, it is making efforts to market its other models as its production capacity has expanded. See "Marketing".

      One of the areas which Tonglin believes sets it apart from other engine block manufacturers is its emphasis on quality, beginning with its purchase of raw materials and through the production process, and low cost. Tonglin chooses its suppliers of raw materials through rigorous quality assurance testing, interviews, site visits and, secondarily, based on price. Tonglin considers hundreds of raw material suppliers in order to have at least three acceptable sources available at all times for each raw material.

      Tonglin has obtained International Organization for Standardization ("ISO") TS16949 Certification with respect to its production processes. ISO TS16949 is a quality assurance standard specific to automotive production and service part companies. It aligns existing U.S., German, French and Italian automotive quality system standards within the global automotive industry and specifies the quality system requirements for the design, development, production, installation and servicing of automotive-related products. ISO TS16949 was written by the International Automotive Task Force which consists of the following group of vehicle manufacturers: BMW Group, DaimlerChrysler, Fiat Auto, Ford Motor Company, General Motors Corporation, PSA Peugeot-Citroen, Renault S.A. and Volkswagen, as well as several trade associations.

      Tonglin believes that its emphasis on quality has not only resulted in increased orders for its products, but has also resulted in a low percentage of engine blocks which do not pass inspection prior to shipping or are returned by customers. For the fiscal year ended December 31, 2003, only 1.75% of Tonglin's engine blocks were rejected upon inspection by Tonglin or by customers. Tonglin also believes that in the future, its quality, and compliance with international standards may assist it in marketing engine blocks in countries other than the PRC.

Raw Materials

      Tonglin's low cost structure is dependent on its ability to procure raw materials, which are generally available, at prices which allow it to compete with other engine block manufacturers. The raw materials purchased by Tonglin consist primarily of iron and resin sand used in the casting process. See "Tonglin's Production Processes. Tonglin does not have any long-term contracts or arrangements with any suppliers and therefore, there is no guarantee that necessary materials will continue to be procured at the prices or delivery terms currently available or acceptable to Tonglin. However, as set forth above, Tonglin evaluates numerous suppliers each year and always has at least three that are approved for purchases for each raw material.

      During the fiscal year ended December 31, 2003, Tonglin purchased raw materials from the following suppliers totaling 35.3% of its total raw material purchases: Xu Yundong, Jinan Shengquan and Xinjin Financial Commerce and Trading Co., Inc..

      During the fiscal year ended December 31, 2002, Tonglin purchased raw materials from the following suppliers totaling 40.3% of its total raw material purchases: Xu Yundong, Lu County Sand Factory and Chenghua District Recycled Resources Company.

      To date, Tonglin has not experienced any significant difficulty in obtaining raw materials other than fluctuation in prices between 2002 and 2003 for iron. Tonglin believes that the raw materials it requires will continue to be generally available in the future.

Production Processes

      Tonglin's production of engine blocks is accomplished almost entirely through the use of manual labor with approximately 1,030 workers working three shifts six days per week. At Tonglin's current production levels, Tonglin is able to take advantage of low cost labor in the Chengdu area, which are estimated to be approximately 50% lower than in the Beijing or Shanghai areas. Tonglin has experienced minimal worker turnover because its wages are better than average in its region and Tonglin retains the flexibility to add or subtract workers as needed. However, once production levels increase beyond Tonglin's current capacity of 700,000 engine blocks, Tonglin's management believes that it will become feasible to automate certain of its production processes. In order to automate Tonglin's production processes, the Company will likely seek to raise capital from outside sources. However, there can be no assurance that such capital will be available, and if available, that it will be available on satisfactory terms.

      Tonglin's engine blocks are produced using a sand casting process. Casting is a process in which liquid molten metal is poured into a hollow cavity or mold. After the molten metal cools, it has the shape of the mold cavity. In a sand casting process, the mold is made from sand by packing the sand onto wood or metal pattern halves, removing it from the pattern halves and assembling the two halves.

      Tonglin believes that the sand casting process is currently the best available for iron engine blocks because die casting, which is used for aluminum and lighter metals, cannot be used with iron. In a die casting process, molten metal is injected into a steel mold at high pressure. The mold separates and ejects the casting as the metal cools.

      Tonglin uses a dry resin sand (sand mixed with clay) which allows for production with little capital investment, short production cycles and approximately 90% of the sand used in the process is reclaimed and reused. Many cast-iron engine block companies, and most in the PRC, use a green sand casting method utilizing wet sand. While the sand used in this method can be cheaper, the molding machinery can be more expensive and wet molds deform easily and result in lower quality products.

      Prior to production, raw materials, primarily iron, are inspected and tested for purity and then melted. Once the mold is made from the resin sand, molten iron is poured into the mold and allowed to cool. When the metal cools, the engine block is removed from the mold by breaking it. The engine block is then machined to remove any excess metal, and polished to a smooth finish and painted with an anti-rust paint.

      Random samples are taken from each batch of finished engine blocks for quality control inspection and testing using physical, chemical and spectrographic analysis.

The PRC Automobile Market

      The PRC automobile market has been characterized by steady growth beginning in the mid-1990s and continuing today. In the six years since 1998, domestic automobile production has increased from approximately 1.6 million vehicles to approximately 4.4 million vehicles, or approximately 275%. Private automobile ownership and the number of licensed driver in the PRC showed similar increases during the same period. Private vehicle ownership reached more than 10 million in calendar 2003 according to the PRC National Bureau of Statistics and the number of licensed drivers increased from 16,734,000 in 1995 to 54,206,819 in 2003, according to FOURIN China Auto Weekly.

      The growth in the PRC automobile market has been greatly assisted by the PRC government which has imposed tariffs and import quotas on foreign made vehicles, limited foreign ownership of automobile manufacturers to 50%, encouraged foreign investment and assisted in infrastructure development. According to FOURIN China Auto Weekly, the length of roadways in the PRC increased from 1,157,009 kilometers in 1995 to 1,809,800 kilometers in 2003. In addition, there are numerous new and continuing road improvement and expansion projects, mostly centering around the PRC's major urban areas.

      While we believe that the assistance of the PRC government will continue, the PRC has agreed, in connection with its entry into the World Trade Organization ("WTO"), to eliminate quotas and substantially lower tariffs on imported automobiles. This is already beginning to lead to increased competition, lower prices and lower profits to PRC automakers. It is also likely, in turn, to lead to lower prices and margins for automobile parts and components, including engine blocks.

      Nevertheless, the PRC is currently the fifth largest producer of automobiles in the world and the Company believes that PRC automobile production and sales will continue to grow in the future. The Company's beliefs are based on the continuing and rapid growth being experienced by the PRC economy as well as the following PRC government and industry forecasts made during 2003. While there is some disagreement over the rate of growth that the market will experience, many forecasters agree that growth will be strong.

Prediction of PRC Automakers

Source                                                 Production
---------------------------------------------          -------------------------
Shen Ningwu                                            10 million by 2010
Vice Chairman
China Association of Automobile Manufacturers

Feng Fei                                               5.89 million cars
Deputy Director-General                                3.48 million trucks/buses
State Council of PRC Industrial Economics              by 2010
Research Development

Huang Yong He                                          7.5-8.2 million by 2010
China Automotive Technical Research Center

Atsuyoshi Hyogo                                        7 million cars
CEO                                                    3 million trucks/buses
Honda Motor China Investment Co.                       by 2010

Miao Wei                                               20% annual growth to 2009
Chairman of the Board of Directors
Donfeng Motors

Li Wenyong                                             5.11 million card
Deputy Chief Economist                                 4.01 million trucks/buses
FAW

Source of data: FORIN China Auto Weekly, March 1, 2004 Edition

      Like the market for automobiles, the market in the PRC for auto parts has shown similar growth. Although consistent and reliable data with respect to the PRC auto parts market is often unavailable, recent statistics from FORIN China Auto Weekly indicate revenue for 2003 for this market is RMB248.803 billion, which represents an increase of 34.85% compared with 2002. Profits reported by FORIN were RMB23.903 billion, which represents an increase of 46.86% compared with 2002. Therefore, we believe that the auto parts market in the PRC has shown recent and substantial growth, and engine related parts have shown particularly strong growth. The Company believes that this growth is likely to continue as long as automobile production continues to grow.

Marketing, Sales and Sales Contracts

      Based on its own sales of engine blocks and the total number of PRC manufactured automobiles in 2003, Tonglin estimates that its engine blocks were in approximately 11% of all automobiles produced in PRC in 2003 and 30% of light trucks and mini class automobiles during the same period.

      Tonglin markets its products directly to its customers through its 11 member sales department. Each member of the sales department receives three to five months of training in both business and technical matters relating to engine blocks and their design, function and manufacturing.

      The sales department performs several functions. First, the sales department is responsible for business development. In order to develop business, Tonglin employees contact auto manufacturers directly and attend trade shows and exhibitions for the casting and auto parts industries in the PRC. While Tonglin has also started to place advertisements in trade journals and papers, most of its business has been developed by direct solicitation of customers and referrals from other customers.

      Second, the sales department is responsible for after-sales service. Tonglin has one employee on-site at each of its major customers who provide technical assistance and support for Tonglin's products, ensure customer satisfaction, collect data as to how Tonglin's products can be improved and better integrated into its customers' production lines and monitor the quality of Tonglin's products from the customer's prospective. Tonglin has received a favorable response to its on-site support and plans to add additional on-site support personnel.

      Third, the sales department is responsible for studying and analyzing market trends and data in order to recommend new products or an emphasis on particular products.

      Because Tonglin has additional capacity of approximately 250,000 engine blocks per year, the sales department plans to increase Tonglin's market share by improving customer service by adding more on-site service personnel at its customers, taking a more active role in developing product specifications with customers, improving market and competition research in order to respond quickly to changes and new developments, increasing advertising in trade journals and other publications and marketing Tonglin's products to automobile manufacturers and engine assemblers in provinces where Tonglin does not now have a significant presence.

      Most of Tonglin's sales are made through contracts with its customers. The contracts tend to be short term - less than one year - and specify a number of engine blocks to be delivered and dates or months of delivery. Prior to entering into a contract, Tonglin usually receives a letter of intent from the customer. Upon receipt of the letter of intent, the managers of the Sales, Accounting and Production departments convene to discuss the manpower, raw material and other requirements for the contract and then set forth definitive contract terms using Tonglin's standard contract form. A contract is then drafted which must be approved by Tonglin's Chairman.

      Because the sales contracts specify numbers of engine blocks needed and the time they are required, Tonglin usually has ample time to plan for production and does not experience significant backlogs of orders.

Seasonality of Tonglin's Business

      Tonglin's production tends to peak in February and March of each year and slow down in July and August. The slowdown in July and August is due to a general slowdown in production in the auto industry in the PRC as a whole at this time due to higher summer temperatures which make it difficult to produce automobile in non-air conditioned factories. Production tends to increase in the PRC auto industry in February and March as many people and businesses in the PRC begin looking to purchase cars after the Chinese new year in late January or early February.

Competition

      The automobile parts market in the PRC generally is competitive with approximately 100 PRC automakers to supply. With the PRC's entry into the WTO and the PRC's agreements to lift many of the barriers to foreign competition, the Company believes that competition will increase in the PRC auto parts market as a whole with the entry of foreign companies to the market. However, with respect to engine blocks, the Company believes that Tonglin can continue to increase its market share within the PRC because of its ability to manufacture at a low cost and because engine blocks are heavy and expensive to ship from other countries.

      Tonglin's current competition is primarily from the following companies:

                       --------------------------------
                       Competitor          Model(s)
                       --------------------------------
                       Chongqing           462Q,
                                           368Q
                       Aoli                and
                                           465Q
                       --------------------------------
                       Kunshan             491Q

                       Toyota
                       --------------------------------
                       Shenyang            491Q

                       Futian
                       --------------------------------
                       Nanjing             480Q
                                           and
                       Teksid              372Q
                       --------------------------------

      Tonglin's primary direct competitor is Chongqing Aoli which, like Tonglin, sells a large percentage of its engine blocks to Chongqing Chang'an Automobile Co., Ltd.. The Company believes that Chongqing Chang'an Automobile Co., Ltd. currently purchases approximately 45% of its engine blocks from Chongqing Aoli and that Chongqing Aoli has approximately the same production capacity as Tonglin for the 462Q and 465Q products. However, Chongqing Aoli does not have the same production capacity as Tonglin for its other products. In addition, Tonglin believes that its quality and customer satisfaction are better than Chongqing Aoli and that Tonglin has recently been gaining market share from it.

      Shenyang Futian is larger and better capitalized than Tonglin and the quality of its products is comparable to that of Tonglin. However, Tonglin's prices are lower which the Company believes gives it a substantial advantage.

      In addition to the above, there are several large automobile manufacturers in the PRC which, to some extent, are vertically integrated and manufacture their own engine blocks. Tonglin plans to market to these manufacturers in the future because Tonglin believes it can offer lower costs and comparable quality.

Research and Development Activities

      Tonglin has 43 employees engaged in research and development activities. Research and development activities encompass the development of new products, as well as the improvement of existing products and manufacturing processes. Tonglin selects research and development projects based upon automobile market production trends and requests from its customers for additional products.

      Tonglin currently has eleven products under development, five of which have been sent out to customers for testing and analysis. For full year 2005, Tonglin plans to introduce two additional products.

Intellectual Property

      Tonglin does not own any intellectual property.

Government Regulation

      Tonglin does not face any significant government regulation of its business or production and does not require any government permits or approvals to conduct its business, other than those required of all corporation in the PRC.

Employees

      The Company, through Tonglin, currently has approximately 1,200 employees of whom approximately 1,030 are manufacturing workers. Tonglin's manufacturing workers work in three shifts, six days per week.

      Tonglin requires each employee to enter into a standard employment agreement. Employees in the Research and Development, Sales and Accounting Departments are also required to sign a confidentiality agreement protecting Tonglin's corporate and production information and processes.

Risk of Loss and Liability Issues

      Pursuant to the shipping terms in Tonglin's standard customer contract, Tonglin bears the risk of loss in shipment which it does not insure. While, Tonglin believes that the shipping companies it uses carry adequate insurance or are sufficiently solvent to cover any loss in shipping, there can be no assurance that Tonglin can be adequately reimbursed upon the loss of an engine block shipment.

      Tonglin does not carry any product liability or other similar insurance. While product liability lawsuits in the PRC are rare and Tonglin has never experienced significant failures of its products, there can be no assurance that Tonglin would not face liability in the event of the failure of any of its products.

Related Parties and Conflicts of Interest

      As set forth above, Tonglin began as a workshop of Chengdu Rongxin Enterprises Co., Ltd. ("Rongxin") which is owned by Li Yungao, the Company's principal shareholder and Tonglin's former principal shareholder. There are a number of other companies which have common shareholders and management with the Company and Tonglin which also had started as part of Rongxin, as listed below.

      To the extent that the persons listed below have positions with either Tonglin or the Company and positions with other entities, they may not be able to devote their full business time to the Company, Tonglin and their operations.

Name of Related Entity              Related Persons/Positions with the Company
----------------------              ------------------------------------------
                                    or Tonglin
                                    ----------

Chengdu Rongxin Industrial          Li Yungao - CEO and Chairman.
Co., Ltd.                           Also, General Manager and Chairman of
                                    Tonglin; principal shareholder of the
                                    Company.

Chengdu Rongxin Ruigao Machinery    Li Yungao - 70% owner, General Manager and
Co, Ltd.                            Chairman.  Also, General Manager and
                                    Chairman of Tonglin, principal shareholder of the Company.

Chengdu Begin Pipeline Co., Ltd.    Li Yungao - Owner and Chairman of the
                                    Board. Also, General Manager and
                                    Chairman  of Tonglin, principal
                                    shareholder of the Company.

Chengdu High Pressure Valve Plant   Owned principally by Mr. Li Yun Gao.

Chengdu Taichang Metals Co., Ltd.   Li Jing - Principal owner and Chairman.
                                    Also, a Director of the Company and the son of Li Yungao.

                             DESCRIPTION OF PROPERTY

      The Company leases an executive office at 276 Fifth Avenue, Suite 703, New York, New York 10001 at a monthly rental of $500.00. Pursuant to the terms of our lease, the rent is to be adjusted each year and is to be paid every 3 months. Either party may unilaterally terminate the lease upon 30 days written notice.

      Tonglin operates through five factory plants, a warehouse and a separate office building, which occupy approximately 9.5 acres.

      All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the government grants landholders a "land use right." In 2003, Tonglin purchased the land use right for the land occupied by Plant 5 and the warehouse from the government for $171,358. This land is currently held in the name of Chengdu Rongxin Industrial Co., Ltd. which is currently in the process of applying for a name change for the land use right.

      Plants 1 through 4 were contributed to Tonglin by Chengdu Rongxin Enterprises Co., Ltd. upon its formation and Plant 5 and the warehouse used by Tonglin were constructed by it. Chengdu Rongxin Enterprises Co., Ltd. was dissolved in October, 2002 and its assets and liabilities were assumed by Chengdu Rongxin Ruigao Machinery Co., Ltd..

      Tonglin is in the process of obtaining the necessary certificates to evidence ownership of the buildings for Plants 1 through 4 under PRC law. Tonglin's PRC counsel has advised that such property was contributed by Chengdu Rongxin Enterprises Co., Ltd when setting up Tonglin, therefore, Tonglin has the right to use the property. However, without the certificates, Tonglin may not be able to protect its rights to the property if challenged in a PRC court. Plants 1 through 4 are also currently subject to a mortgage payable by Chengdu Rongxin Industrial Co., Ltd. and therefore, a default in payment would give the mortgagee the right to take possession of Plants 1 through 4. Chengdu Rongxin Industrial Co., Ltd is currently in the process of releasing the mortgage by applying for replacing the collateral (Plants 1 through 4) with certain of its other assets.

      The right to use the land on which plants 1 through 4 are situated is also owned by Chengdu Rongxin Industrial Co., Ltd. which is in the process of obtaining a land use right certificate in the name of Tonglin subject to the releasing of the mortgage held by Chengdu Rongxin Industrial Co., Ltd..

      Pursuant to a January 1, 2000 agreement, Tonglin leases the following from Chengdu Rongxin Ruigao Machinery Co., Ltd. for the following amounts:

      office space and employee living quarters - RMB 600,000 per year vehicles - RMB 300,000 per year; and

      computer equipment and office furniture - RMB 100,000 per year.

                             SELECTED FINANCIAL DATA

The following table presents selected financial data for us as at June 30, 2004 and for the two previous fiscal years ended December 31, 2003. We derived the selected financial data set forth below with respect to our statements of operations for the six months ended June 30, 2004 and the two fiscal years ended

December 31, 2003 and our balance sheets as at June 30, 2004, December 31, 2003 and December 31, 2002, from our consolidated financial statements that are included elsewhere in this prospectus. We derived the selected financial data for us at December 31, 2001 and for the year then ended from our consolidated financial statements which are not included in this prospectus. You should read the following summary financial data in conjunction with the consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.

                                        For Six Months  For the Fiscal Year Ended December 31,
                                                 Ended  --------------------------------------
                                         June 30, 2004               2003                2002           2001
                                           (unaudited)                                               (unaudited)

Gross revenues                              $9,384,218        $16,248,926         $14,159,153          $9,867,955

Income from operations                      $2,437,858          4,647,659           4,397,720           2,987,874

Net income                                  $2,138,082          3,873,418           3,169,845           1,959,016

Total assets                            $18,229,485(1)     22,365,455 (2)      13,376,635 (3)      11,746,964 (4)

Total liabilities                       $10,086,721(1)     15,381,089 (2)       6,660,006 (3)       5,374,397 (4)

----------

(1) As at June 30, 2004

(2) As at December 31, 2003

(3) As at December 31, 2002

(4) As at December 31, 2001

The reporting currency of the Company is the U.S. dollar. The Company uses the local currency in the PRC, the Renminbi, as its functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

      The following discussion and analysis of the consolidated financial condition and results of operations should be read with "Selected Financial Data" and our consolidated financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

      China Autoparts, Inc. (the "Company") was incorporated in the State of Delaware on May 1, 2001 and it is a holding company for, and owns 100% of, Rhohan Holdings Limited, a British Virgin Islands company ("Rhohan"). Rhohan is a holding company for, and owns 100% of, Chengdu Tonglin Casting Industrial Co., Ltd. ("Tonglin"). Tonglin is a manufacturer of engine blocks in the People's Republic of China ("PRC") which currently manufactures and is developing a total of 20 different engine blocks which accommodate three or four cylinders for cars, mini vans and light trucks manufactured in the PRC.

      On May 13, 2004, the Company acquired 100% of Rhohan pursuant to an April 22, 2004 Capital Stock Exchange Agreement in exchange for 8,590,910 shares of the Company's $.0001 par value per share common stock.

      Tonglin sells its products through an internal sales staff and primarily to five customers. For the six months ended June 30, 2004 and June 30, 2003, those five customers accounted for 93.2% and 92.9% of total sales. The loss of any of these customers and Tonglin's lack of a very large customer base could adversely impact its business.

      Product sales are recognized when the products are delivered and title has passed. The Company offers no warranties on its products. However the customers have 3-5 days to inspect the goods and to notify the Company if there are any products that do not meet the quality standards set forth in their contract. The Company at this time replaces the goods with new products and the defective goods are returned to Tonglin and are reworked and returned to inventory.

      Products that are rejected by customers are repaired and returned to inventory. Tonglin has never experienced returns in material quantities for any of its products, and therefore does not believe that it is subject to material risk of inventory buildup attributable to returns.

      Over the previous two years, Tonglin has expanded its operations and production facilities in order to meet increased demands from existing customers, who have expressed satisfaction with Tonglin's products. Accordingly, in the fiscal years ended December 31, 2003 and December 31, 2002, Tonglin invested approximately $1.8 million and $.3 million, respectively, on improvements of existing production facilities and acquiring new equipment. During the six months ended June 30, 2004, Tonglin invested $47,868 in new equipment. These expenditures resulted in an increase in Tonglin's production capacity from approximately 400,000 to approximately 700,000 engine blocks during the same period.

      Tonglin operates in a highly competitive environment. The competition is expected to intensify with PRC's admission into the World Trade Organization. We believe there will be an influx of foreign products and further dilution of the autoparts market in PRC. Tonglin believes that the selling price for its products may decrease in future periods, although the timing and amounts of these decreases cannot be predicted with any certainty at the present time. These decreases may be offset by the introduction of new products and the increasing sales volume.

RESULTS OF OPERATIONS

Six Months Ended June 30, 2004 and June 30, 2003

Sales and Gross Profit

      Net sales for the six months ended June 30, 2004 were approximately $9.4 million compared to approximately $8.7 million for the six months ended June 30, 2003, an increase of approximately 7.3%. The increase in net sales resulted primarily from the increased sales to existing customers and increased sales of the 465Q product.

      Gross profit for the six months ended June 30, 2004 was approximately $3.2 million, a decrease of approximately 17.5% or approximately $0.7 million from approximately $3.9 million for the prior period. The decrease in gross profit was primarily due to an increase in the cost of iron used in the production of Tonglin's engine blocks, which has increased from $217 per ton during the six months ended June 30, 2003 to $310 per ton during the six months ended June 30, 2004.

      During the six months ended June 30, 2004 and June 30, 2003 there was a substantial concentration of sales. During the six months ended June 30, 2004, approximately 93.2% of sales were sales to the top five customers and approximately 79.9% of sales were sales to the top three customers. For the six months ended June 30, 2003, approximately 92.9% of sales were sales to the top five customers and approximately 64.6% of sales were sales to the top three customers.

Cost of Sales

      Cost of sales increased to approximately $6.2 million in the six months ended June 30, 2004, or approximately 27.2% from approximately $4.9 million in the prior year, primarily due to the increase in the cost of iron noted above.

      Tonglin's increase in production resulted from increased orders from certain existing customers and increased sales of Tonglin's 465Q product from 88,846 units during the six months ended June 30, 2003 to 104,109 units for the six months ended June 30, 2004.

Selling, General and Administrative Expenses

      Selling, general and administrative expenses were approximately $0.86 million, in the six months ended June 30, 2004, or approximately 9.2% of net sales, compared to approximately $0.9 million, or approximately 10.2% of net sales, for the six months ended June 30, 2003.

      Selling, general and administrative expenses for the six months ended June 30, 2004 were primarily made up of salaries and wages ($306,881) and engine block assembly and delivery charges ($235,980). Other expenses remained constant between periods due to better cost controls by management which involved pre-approval of certain expenditures and negotiation of a reduction in delivery charges with suppliers.

Fiscal Years Ended December 31, 2003 and December 31, 2002

Sales and Gross Profit

      Net sales for the fiscal year ended December 31, 2003 were approximately $16.2 million compared to approximately $14.2 million for the fiscal year ended December 31, 2002, an increase of approximately 14.8%. The increase in net sales resulted primarily from Tonglin's expansion and ability to produce more engine blocks which resulted in an increase in production from 343,334 engine blocks in 2002 to 438,984 engine blocks in 2003. The increase in net sales was not attributable to any change in prices which, for all products in Tonglin's product line, remained stable from the fiscal year ended December 31, 2002 to the year ended December 31, 2003.

      Gross profit for the year ended December 31, 2003 was approximately $6.3 million, a decrease of approximately 5.1% or approximately $.4 million from $6.7 million for the prior year. The decrease in gross profits was primarily due to an increase in the cost or iron from an average of approximately $179 per ton for the fiscal year ended December 31, 2002 to an average of approximately $213 per ton for the fiscal year ended December 31, 2003.

      During the fiscal years ended December 31, 2003 and December 31, 2002, there was a substantial concentration of sales. During the year ended December 31, 2003, approximately 94.0% of sales were to five customers and approximately 68.0% of sales were to three customers. For the fiscal year ended December 31, 2002, approximately 93.5% of sales were to five customers and approximately 72.8% of sales were to three customers.

Cost of Sales

      Cost of sales increased to approximately $9.9 million in the fiscal year ended December 31, 2003, or approximately 32.3% from approximately $7.5 million in the prior year primarily due to (i) increased production of approximately 27.9% from 343,334 engine blocks to 438,984 engine blocks and (ii) the increase in the cost of iron in the fiscal year ended December 31, 2003 noted above.

      Tonglin's increase in production resulted from increased orders from certain existing customers and increased sales of Tonglin's 465Q product from 127,345 units during the fiscal year ended December 31, 2002 to 187,413 units for the fiscal year ended December 31, 2003.

Selling, General and Administrative Expenses

      Selling, general and administrative expenses were approximately $2.1 million, in the fiscal year ended December 31, 2003, or approximately 12.8% of net sales, compared to approximately $2.5 million, or approximately 17.4% of net sales, for the fiscal year ended December 31, 2002.

      Selling, general and administrative expenses for the fiscal year ended December 31, 2003 were primarily made up of salaries and wages ($686,450) and engine block assembly and delivery charges ($394,512). The decrease in selling, general and administrative expenses primarily resulted from a reduction of non-production support staff and a decrease in office, entertainment and other expenses.

Income Taxes

      The Company did not carry on any business and did not maintain any branch office in the United States during the six months ended June 30, 2004 or the six months ended June 30, 2003. Therefore, no provision for withholding or U.S. federal income taxes or tax benefits on the undistributed earnings and/or losses of the Company has been made.

      Pursuant to the relevant laws and regulations in the PRC, Tonglin, as a wholly foreign owned enterprise in the PRC, is entitled to an exemption from the PRC enterprise income tax for two years commencing from its first profitable year, after loss carry-forwards from the previous five years have been recovered. Tonglin generated profits in the year ended December 31, 2000. Effective January 1, 2002 the two-year 100% exemption for income taxes had expired and Tonglin, as a wholly foreign owned enterprise located in a Special Economic Zone designated by the PRC government, became entitled to 50% relief from the PRC enterprise income tax for the following years of the operation of the entity.

      In addition, in accordance with the Circular of Transmission the State Administration of Taxation of Sichuan Province on Implementing the Relevant Tax Policies of Development of the West Regions and Implementation of the Suggested Policies of State Administration of Taxation, Tonglin is entitled to reduce its income tax rate to 7.5%. Therefore Tonglin's income tax rate for the six months ended June 30, 2004 and June 30, 2003 was 7.5%. Tonglin's income tax rate will remain 7.5% until December 31, 2004, at which time the full rate of 15% will come into effect.

      Tonglin is also exempt from local income taxes of 3% until January 1, 2005.

Plan of Operation

      Starting on April 1, 2004 and over the next 12-month period, Tonglin's plan of operation centers on continuing to increase its sales and production.

Tonglin has already made capital investments which allow it to produce an additional 250,000 more engine blocks than production in the fiscal year ended December 31, 2003. Now, it is focusing on marketing additional products to its existing customers and adding new customers through increased advertising and calls on potential customers. For instance, Tonglin has become the supplier of Shenyang Xinguang and SAIC-Chery where Tonglin did not previously have a presence.

      In order to increase its sales to existing customers, Tonglin plans to increase its sales and service personnel, particularly personnel who are on site at Tonglin's customers. In addition, Tonglin plans to continue working on its nine new products under development, including five products which have already been sent to customers for testing, and also plans to put at least two more products into its development pipeline prior to the end of fiscal 2004. Currently there are two new products in the process of development.

      Tonglin believes that it will be able to execute its plan of operation using its existing income, earnings and credit facilities without having to raise capital from outside sources.

Liquidity and Capital Resources

      Since Tonglin's inception, it has financed its operations and met capital expenditure requirements primarily through cash flows from operations, bank loans and lines of credit, and capital from its shareholders and related parties. Although Tonglin is, and has been profitable, it currently needs to use short-term loans to finance its operations. Because of the seasonal fluctuation of the automobile market in the PRC (which tends to be slow in the summer months and then peaks in February and March when PRC automobile purchases tend to be made) and a slower payment cycle than in the U.S., Tonglin extends unsecured credit to its customers during the fiscal year and finances its operations with short term bank loans and loans from related parties.

      In April, 2004, Rhohan declared a $1,000,000 dividend distribution to its sole shareholder, Double Unity.

      Tonglin believes that over the next 12 months it will continue to rely on short term bank loans to finance its operations. As of June 30, 2004, Tonglin had the following short term loans outstanding with the following terms:

Lender and Terms                                            Amount Due
------------------------------------------------          ------------

Chengdu City Commercial Bank, Dayi Branch                   $1,210,000
Due January 15, 2005
Monthly interest only payment at 0.57525%.
Guaranteed by Chengdu High Pressure Valve
Plant, a related party

Shanghai Pu Dong Development Bank, Chengdu Branch           $3,630,000
Due March 29, 2005
Monthly interest only payment at 0.48675%
Guaranteed by Chengdu Rongxin Ruigao
Machinery Co., Ltd, a related party

      In the past Tonglin has loaned monies to Chengdu Taichang Metals Co., Ltd. ("Taichang"), a company principally owned by Li Jing, an officer and Director of the Company, and the son of Li Yungao, the Company's Chairman and CEO, as well as Tonglin's and Rhohan's Chairman and CEO. All such loans were repaid by Chengdu Taichang Metals Co., Ltd. on April 1, 2004 with no further liability to Tonglin.

Accounts Receivable

      The decrease in trade accounts receivable from December 31, 2003 to June 30, 2004 is primarily attributable to faster collections and the transfer of more receivables into arrangements where the customer's bank guarantees payment of the receivables within a three to six month period as explained in Note 1 to the Company's Consolidated Financial Statements.

      The decrease in Other Receivables to approximately $4.7 million as of June 30, 2004 from approximately $5.5 million as of December 31, 2003, was primarily due to the repayment from our related party - Chengdu Taichang Metals Co., Ltd.

Inventory

      Inventories of finished goods decreased between December 31, 2003 and June 30, 2004 from approximately $1.2 million to approximately $1.1 million. Inventories of raw materials decreased between December 31, 2003 and June 30, 2004 from approximately $0.9 million to approximately $0.46 million. The decrease in finished goods and raw materials was primarily to reduce inventory levels because of the increase in the cost of iron.

Accounts Payable

      Accounts payable, accrued expenses and other payables decreased from December 31, 2003 to June 30, 2004 primarily as a result of the Company paying its suppliers and employee bonuses and repayment of notes payable to banks in the first six months of 2004.

Cash

      The decrease in cash from December 31, 2003 to June 30, 2004 was primarily attributable to the repayment of approximately $2,057,000 outstanding notes payable to banks.

Critical Accounting Policies

      Management's discussion and analysis of its financial condition and results of operations are based upon the Company's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The Company's financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. See note 1 to the Company's consolidated financial statements, "Summary of Significant Accounting Policies". Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The Company believes that the following reflect the more critical accounting policies that currently affect the Company's financial condition and results of operations.

Revenue recognition

      Product sales are recognized when the products are delivered and title has passed. The Company offers no warranties on its products. However the customers have 3-5 days to inspect the goods and to notify the Company if there are any products that do not meet the quality standards set forth in their contract. The Company at this time replaces the goods with new products and the defective goods are returned to Tonglin and are reworked and returned to inventory.

      Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company's products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

Accounting for long-lived assets

      Plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation is recorded utilizing the straight-line method over the estimated original useful life ranging from 5-30 years.

      Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying valueexceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of June 30, 2004, the Company expects these assets to be fully recoverable.

Bad debts

      The Company's business operations are conducted in the People's Republic of China. During the normal course of business, the Company extends unsecured credit to its customers. Management reviews its accounts receivable on a regular basis to determine if the bad debt allowance is adequate at each year-end. However, the Company records a provision for accounts receivable, trade which ranges from 0.3% to 1.0% of the outstanding accounts receivable balance in accordance with generally accepted accounting principles in the PRC.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

                              OWNERS AND MANAGEMENT

      The following table sets forth as of August 31, 2004, certain information with respect to the beneficial ownership of the voting securities by (i) any person or group with more than 5% of the Company's securities, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group.

                            Name and                                                               Amount and
                           Address of                              Title of              Nature of Beneficial         Percent of
                        Beneficial Owner                           Class                            Ownership         Class (1)
                        ----------------                           -----
Li Yungao/Double Unity Investments Limited.                        Common
Director and CEO (2)                                               Stock                            8,272,728 (3)       91.0%
4009 Gloucester Tower
11 Pedder Street
Central
Hong Kong

LR Investment Holdings, Ltd.                                       Common
c/o Harney Westwood & Riegels                                      Stock                              470,000            5.2%
Craigmuir Chambers
P.O. Box 71
Road Town, Tortola
British Virgin Islands

Ding Ke, Director and EVP, Business Development                    Common
Flat 26A, Block A Lihu Garden                                      Stock                              272,727            3.0%
Hongli Road, Shenzen, Guandong PRC

Liu Zenglin, Vice General Manager for Production - Tonglin         Common
Xinchang Tonglin Industrial Zone,                                  Stock                              272,727            3.0%
Dayi County, Chengdu, Sichuan PRC  611337

Chen Weisheng - CFO - Tonglin                                      Common
Xinchang Tonglin Industrial Zone,                                  Stock                              272,727            3.0%
Dayi County, Chengdu, Sichuan PRC  611337

Song Ronghui - Vice General Manager, Sales - Tonglin               Common
Xinchang Tonglin Industrial Zone,                                  Stock                              272,727            3.0%
Dayi County, Chengdu, Sichuan PRC  611337

Wang Xin - Director - Tonglin                                      Common
Xinchang Tonglin Industrial Zone,                                  Stock                              272,727            3.0%
Dayi County, Chengdu, Sichuan PRC  611337

Wang Wenquan                                                       Common
Xinchang Tonglin Industrial Zone,                                  Stock                              272,727            3.0%
Dayi County, Chengdu, Sichuan PRC  611337

Li Jing, Director and COO                                          Common
Xinchang Tonglin Industrial Zone,                                  Stock                                    0            0.0%
Dayi County, Chengdu, Sichuan PRC  611337

All Directors and Officers of the Company                          Common
as a group (3 persons)                                             Stock                            8,272,728 (3)       91.0%

----------

(1) Computed based upon a total of 9,090,910 shares of common stock outstanding as of August 31 , 2004.
(2) The sole shareholder of Double Unity Investments Limited. is Li Yungao, the Chairman of the Board of Directors and CEO of the Company, Rhohan and Tonglin.
(3) Each of Ding Ke, Liu Zenglin, Chen Weisheng, Song Ronghui, Wang Xin and Wang Wenquan were granted their common stock by Double Unity Investments Limited. and, as a condition of the grant, agreed to any reasonable restriction on sale of the common stock as may be suggested by the Company or Double Unity Investments Limited. As a result, Double Unity Investments Limited. And Li Yungao may be deemed to beneficially own an aggregate of 1,636,362 shares of the common stock owned by such persons.

                   DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS

                               AND CONTROL PERSONS

      The following are the officers and directors of the Company as of August 31, 2004. The Company plans to add additional officers and directors in the next several months, during which time the Board of Directors will interview suitable candidates. Each of the Company's current officers and directors are residents of the PRC. As a result, it may be difficult for investors to effect service of process within the United States upon them or to enforce in the United States court judgments obtained against them in the United States courts.

         Name                       Positions                          Age
         ----------                 ------------------------           ----
         Li, Yungao                 CEO and Chairman of the            62
                                    Board of Directors
         Li, Jing                   COO and Director                   34
         Ding, Ke                   EVP, Business Development          40
                                    and Director

LI YUNGAO is the sole Director and shareholder of Double Unity, a Director of Rhohan and has served as the Chairman and CEO of Tonglin since its formation in 2000. During the past five years Mr. Li Yungao has served as Chairman and CEO of Chengdu Begin Pipeline Co., Ltd., a company which produces metal pipes and pipeline products, and Chengdu Rongxin Industrial Co., Ltd. and Chengdu Rongxin Ruigao Machinery Co., Ltd. which are holding companies for Mr. Li Yungao's interests in machinery manufacturing companies. Mr. Li Yungao started his career as a farmer and, after receiving training in manufacturing in a valve factory, started his own metal and pipe casting companies. Mr. Li Yungao is the father of Mr. Li Jing.

LI JING is COO and Director of the Company. For the past five years, Mr. Li Jing has served as the CEO of Chengdu Taichang Metals Co., Ltd., a steel trading company. Mr. Li Jing has a degree from Chengdu Economic Management College and is the son of Mr. Li Yungao.

DING KE is a Director of Rhohan and has been a Director of Tonglin since 2000. During the past five years, Mr. Ding has served as the Executive Vice President for Hua Tai Enterprise Management Co., Ltd. (1999-2002), an investment management company, and the Chairman and owner of Shenzhen Significant Value Industrial Co.,Ltd. (2002 through present), a company that owns coffee shops. Mr. Ding has a Bachelor of Material Engineering degree from Donghua University and a Master of Management Science degree from Shanghai Jiaotong University.

FAMILY RELATIONSHIPS

      Li Yungao is the father of Mr. Li Jing.

AUDIT COMMITTEE FINANCIAL EXPERT

      The full Board of Directors of the Company currently serves as its audit committee. The Board of Directors does not currently have an audit committee "financial expert" as defined under Rule 401(e) of Regulation S-B because the Company only recently consummated its transaction with Rhohan and the Board of Directors is in the process of searching for a suitable candidate for this Board position as well as others.

                             EXECUTIVE COMPENSATION

      Neither the Company nor Rhohan currently pays any compensation to its executive officers or directors. The following is a summary of the compensation paid by Tonglin to its CEO and four most highly compensated officers for the three years ended December 31, 2003.

                          ANNUAL COMPENSATION                                           LONG TERM COMPENSATION

                                                                                   Awards                  Payouts

                                                              Other         Restricted Securities
                                                              Annual          Stock    Underlying                  All
                            Year                             Compen-          Awards    Options/      LTIP        Other
    Name     Position      Ended     Salary($)   Bonus($)   sation($)           $         SARS      Payouts    Compensation
    ----     ---------     -----     ---------   --------   ---------           -         ----      -------    ------------
 Li Yungao      CEO      12/31/2003   $73,000       0           0               0           0          0            0

                         12/31/2002   $60,000       0           0               0           0          0            0
                         12/31/2001   $54,000       0           0               0           0          0            0
    Chen    Tonglin CFO  12/31/2003   $36,000       0           0               0           0          0            0
  Weisheng

                         12/31/2002   $30,000       0           0               0           0          0            0
                         12/31/2001   $22,000       0           0               0           0          0            0
    Wang      Tonglin    12/31/2003   $36,000       0           0               0           0          0            0
 Wenquan      Director

                         12/31/2002   $30,000       0           0               0           0          0            0
                         12/31/2001   $22,000       0           0               0           0          0            0

Liu Zenglin   Tonglin    12/31/2003   $36,000       0           0               0           0          0            0
               Chief
              Engineer
                         12/31/2002   $30,000       0           0               0           0          0            0
                         12/31/2001   $22,000       0           0               0           0          0            0

Song Ronghui  Tonglin    12/31/2003   $36,000       0           0               0           0          0            0
                Vice
              General
            Manager for
               Sales
                         12/31/2002   $30,000       0           0               0           0          0            0

                         12/31/2001   $22,000       0           0               0           0          0            0

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      During the fiscal years ended December 31, 2003 and December 31, 2002, Tonglin entered into the following transactions with related parties:

      During the fiscal year ended December 31, 2002, Chengdu Rongxin Enterprises Co., Ltd. made a number of short term loans to Tonglin which totaled $544,500, the proceeds of which were used by Tonglin to purchase equipment. All of the loans were repaid by Tonglin during the fiscal year ended December 31, 2003. The total interest paid by Tonglin was $39,277 and $58,915 in the fiscal years ended December 31, 2003 and December 31, 2002, respectively and the interest rates on the loans ranged from 7.49% to 12.10%.

      During the fiscal year ended December 31, 2002, Tonglin loaned $1,210,000 to Chengdu Taichang Metals Co., Ltd. from the proceeds of Tonglin's lines of credit.

      On May 20, 2003, Tonglin entered into a loan agreement with Chengdu Taichang Metals Co., Ltd. to loan it $3,025,000 of the proceeds from Tonglin's credit lines for a period of 12 months. The loan agreement provided for the payment of interest to Tonglin at maturity of the loan, calculated based on the amount of restricted cash deposits using the bank's monthly interest rate of 0.4425%, plus a $121,000 consulting fee. Chengdu Taichang Metals Co., Ltd. posted a deposit with Tonglin to partially guarantee repayment. All amounts due were paid by Chengdu Taichang Metals Co., Ltd. prior to maturity on April 1, 2004.

      On May 29, 2003, Tonglin entered into a loan agreement with Chengdu Taichang Metals Co., Ltd. to loan it $2,420,000 of the proceeds from Tonglin's credit lines for a period of 12 months. The loan agreement provided for the payment of interest to Tonglin at maturity of the loan calculated based on the amount of restricted cash deposits posted by Tonglin using the bank's monthly interest rate of 0.4425%, plus a $77,101 consulting fee. Chengdu Taichang Metals Co., Ltd. posted a deposit with Tonglin to partially guarantee repayment. All amounts due were paid by Chengdu Taichang Metals Co., Ltd. prior to maturity on April 1, 2004.

      On November 4, 2003, Tonglin provided a guarantee to the Industrial and Commercial Bank of China with respect to a $1,089,000 credit line for Chengdu Rongxin Ruigao Machinery Co., Ltd.. The line of credit and guarantee expired on April 29, 2004. As of June 30, 2004, this guarantee of the bank line of credit was released.

      During the fiscal years ended December 31, 2003 and December 31, 2002, various cash advances and short term loans were made by and among Tonglin and the companies listed under the heading "Related Parties and Conflicts of Interest," above. These items were paid within each fiscal year and no interest was charged.

      During the fiscal years ended December 31, 2003 and December 31, 2002, Tonglin made sales of $80,776 and $37,886, respectively, to Chengdu Rongxin Ruigao Machinery Co., Ltd. and made purchases of $78,423 and $36,382, respectively, from Chengdu Rongxin Ruigao Machinery Co., Ltd..

      Pursuant to a January 1, 2000 agreement, Tonglin leases the following from Chengdu Rongxin Ruigao Machinery Co., Ltd. for the following amounts:

         office space and employee living quarters - RMB 600,000 per year vehicles - RMB 300,000 per year; and

         computer equipment and office furniture - 100,000 per year.

                              PLAN OF DISTRIBUTION

      The selling stockholder may sell the common stock directly or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals. The selling stockholder may distribute the common stock in one or more of the following methods:

      o ordinary brokers transactions, which may include long or short sales;

      o transactions involving cross or block trades or otherwise on the open market;

      o purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts under this prospectus;

      o "at the market" to or through market makers or into an existing market for the common stock;

      o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales made through agents;

      o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

      o any combination of the above, or by any other legally available means.

      In addition, the selling stockholder may enter into hedging transactions with broker-dealers who may engage in short sales of common stock, or options or other transactions that require delivery by broker-dealers of the common stock.

      The selling stockholder and/or the purchasers of common stock may compensate brokers, dealers, underwriters or agents with discounts, concessions or commissions (compensation may be in excess of customary commissions).

      We do not know of any arrangements between the selling stockholder and any broker, dealer, underwriter or agent relating to the sale or distribution of the common stock or warrants.

      We and the selling stockholder and any other persons participating in a distribution of our common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, these parties and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or exemptions.

      The selling stockholder may sell any securities that this prospectus covers under Rule 144 of the Securities Act rather than under this prospectus if they qualify.

      We cannot assure you that the selling stockholder will sell any of their shares of common stock.

      In order to comply with the securities laws of certain states, if applicable, the selling stockholder will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the selling stockholder may not sell or offer the common stock unless the holder registers the sale of the shares of common stock in the applicable state or the applicable state qualifies the common stock for sale in that state, or the applicable state exempts the common stock from the registration or qualification requirement.

      We have agreed to indemnify the selling stockholder whose shares we are registering from all liability and losses resulting from any misrepresentations we make in connection with the registration statement.

                            DESCRIPTION OF SECURITIES

      The authorized capital stock of the Company consists of 20,000,000 shares of common stock, par value $.0001 per share, of which there are 9,090,910 shares issued and outstanding, and 1,000,000 shares of preferred stock, par value $.0001 per share, of which no shares have been designated or issued.

Common Stock

      Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of the Company's common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

      Holders of the Company's common stock have no preemptive rights. There are no conversion or redemption rights or sinking fund provisions with respect to the Company's common stock.

Preferred Stock

      The Company's Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate of designations, preferences and rights pursuant under Delaware law, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued are likely to have priority over the Company's common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, the Company has no plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

      The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

                      MARKET PRICE OF AND DIVIDENDS ON OUR

                            COMMON EQUITY AND RELATED

                               STOCKHOLDER MATTERS

      As of the date of this prospectus, there is no trading market for the Company's securities. The Company plans to conduct a public offering of its securities in the future with the goal of having its securities traded on an exchange. However, there can be no assurance that the Company will meet applicable exchange listing requirements.

      As of August 31, 2004, there are 11 holders of the Company's common stock.

Dividends

      The payment of dividends, if any, is to be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the near future.

      Dividends, if any, will be contingent upon the Company's revenues and earnings, capital requirements, financial conditions and the ability of Tonglin to obtain approval to get monies out of the PRC. The PRC's national currency, the Yuan, is not a freely convertible currency. Effective January 1, 1994, the PRC foreign exchange system underwent fundamental changes. This reform was stated to be in line with the PRC's commitment to establish a socialist market economy and to lay the foundation for making the Yuan convertible in the future. The currency reform is designed to turn the dual exchange rate system into a unified and managed floating exchange rate system.

      A China Foreign Exchange Trading Centre was formed in April, 1994 to provide an interbank foreign exchange trading market whose main function is to facilitate the matching of long and short term foreign exchange positions of the state-designated banks, and to provide clearing and settlement services. The People's Bank of China publishes the state managed exchange rate daily based on the daily average rate from the previous day's inter-bank trading market, after considering fluctuations in the international foreign exchange markets. Based on these floating exchange rates, the state-designated banks list their own exchange rates within permitted margins, and purchase or sell foreign exchange with their customers.

      The State Administration of Foreign Exchange of the PRC ("SAFE") administers foreign exchange dealings and requires that they be transacted through designated financial institutions. All Foreign Investment Enterprises ("FIEs") may buy and sell foreign currency from designated financial institutions in connection with current account transactions, including, but not limited to, profit repatriation. With respect to foreign exchange needed for capital account transactions, such as equity investments, all enterprises in the PRC (including FIEs) are required to seek approval of the SAFE to exchange Yuan into foreign currency. When applying for approval, such enterprises will be subject to review by the SAFE as to the source and nature of the Yuan funds.

      There can be no assurance that the Yuan relative to other currencies will not be volatile or that there will be no devaluation of the Yuan against other foreign currencies, including the U.S.dollar.

Equity Compensation Plan Information

      As of the date of this Report, the Company does not have any equity compensation plans.

Transfer Agent

      The Company currently acts as its own transfer agent, but plans to engage a transfer agent when, and if, a trading market for its common stock develops.

Penny Stock Regulations

      The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. The Company's common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

      For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's common stock and may affect the ability of investors to sell our common stock in the secondary market.

                                LEGAL PROCEEDINGS

      Neither the Company, nor Rhohan nor Tonglin is currently a party to any pending legal proceeding.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

      During the fiscal years ended December 31, 2003 and December 31, 2002, and the subsequent interim period, the principal independent accountant of the Company and its subsidiaries has not resigned or declined to stand for re-election, and was not dismissed.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      We have agreed to indemnify the stockholders whose shares we are registering from all liability and losses resulting from any misrepresentations we make in connection with the registration statement.

      Pursuant to Article V, Section 1 of our Amended By-Laws, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a Director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

      Our counsel, Guzov Ofsink Flink, LLC, located in New York, New York, is passing upon the validity of the issuance of the common stock that we are offering under this prospectus.

                                     EXPERTS

      Moore Stephens Wurth Frazer & Torbet LLP, independent certified public accountants, located at 1199 S. Fairway Drive, Suite 200 Walnut, California 91789, have audited our Financial Statements included in this registration statement to the extent, and for the periods set forth in their reports. We have relied upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

         The Company's consolidated financial statements, including the notes thereto, together with the report of independent certified public accountants thereon, are presented beginning at page F-1.

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Rhohan Holdings Limited and Subsidiary

We have audited the accompanying consolidated balance sheets of Rhohan Holdings Limited and Subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income and other comprehensive income (loss), shareholders' equity and cash flows for years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rhohan Holdings
Limited and Subsidiary as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Worth Frazer and Torbert, LLP
------------------------------------------------
Moore Stephens Worth Frazer and Torbert, LLP

February 25, 2004, except for Note 14,
  as to which the date is April 24, 2004
Walnut, California

                 RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                      CONSOLIDATED BALANCE SHEETS
                    AS OF DECEMBER 31, 2003 AND 2002

                                                  ASSETS

                                                                                2003                   2002
                                                                           ----------------       ---------------
CURRENT ASSETS:
    Cash                                                                 $         488,001     $               -
    Cash - restricted                                                            2,057,000               363,000
    Accounts receivable, trade, net of allowance for doubtful
      accounts of $20,430 and $22,678 as of December 31, 2003 and 2002,
      respectively                                                               6,789,525             7,532,780
    Accounts receivable, trade special                                             943,800               375,100
    Other receivables, net of allowance for doubtful accounts of $278,300
      and $0 as of December 31, 2003 and 2002, respectively                        407,470               205,773
    Other receivables - related party                                            5,462,785             1,942,620
    Prepaid expense                                                              1,030,156               711,655
    Inventories                                                                  2,136,674             1,205,040
                                                                           ----------------       ---------------
      Total current assets                                                      19,315,411            12,335,968
                                                                           ----------------       ---------------
PLANT AND EQUIPMENT, net                                                         2,554,007               969,869
                                                                           ----------------       ---------------
OTHER ASSETS:
    Intangible asset, net                                                          162,790                     -
    Employee advances                                                              333,247                70,798
                                                                           ----------------       ---------------
      Total other assets                                                           496,037                70,798
                                                                           ----------------       ---------------
        Total assets                                                     $      22,365,455     $      13,376,635
                                                                           ================       ===============

                                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                                     $       1,854,084     $       1,518,042
    Accounts payable - related party                                                15,675                     -
    Bank overdraft                                                                      --                19,617
    Advances from customers                                                         54,934                40,585
    Wages and benefits payable                                                     689,225               785,944
    Income and other taxes payable                                                 527,011               188,331
    Accrued liabilities                                                            379,689               251,028
    Other payables                                                               1,333,471             2,101,009
    Other payables - related party                                                 242,000               545,450
    Notes payable - bank                                                         5,445,000             1,210,000
    Short term loans payable - bank                                              4,840,000                     -
                                                                           ----------------       ---------------
      Total current liabilities                                                 15,381,089             6,660,006
                                                                           ----------------       ---------------
CONTINGENCIES                                                                           --                    --
                                                                           ----------------       ---------------
SHAREHOLDERS' EQUITY:
    Common stock, $1.00 par value, authorized 50,000 shares,
      100 shares issued and outstanding                                                100                   100
    Paid-in-capital                                                                312,971               280,624
    Statutory reserve                                                            1,561,222             1,174,549
    Retained earnings                                                            5,101,798             5,253,143
    Accumulated other comprehensive income                                           8,275                 8,213
                                                                           ----------------       ---------------
      Total shareholders' equity                                                 6,984,366             6,716,629
                                                                           ----------------       ---------------
        Total liabilities and shareholders' equity                       $      22,365,455     $      13,376,635
                                                                           ================       ===============


The accompanying notes are an integral part of this statement.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

     CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME (LOSS)
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                                   2003                        2002
                                                                            --------------------        -------------------
GROSS REVENUES                                                           $          16,248,926       $          14,159,153

COST OF SALES                                                                         9,937,435                  7,508,709
                                                                            --------------------        -------------------

GROSS PROFIT                                                                          6,311,491                  6,650,444

OTHER OPERATING INCOME                                                                  423,206                    204,854
SELLING, GENERAL AND  ADMINISTRATIVE EXPENSES                                         2,087,038                  2,457,578
                                                                            --------------------        -------------------

INCOME  FROM OPERATIONS                                                               4,647,659                  4,397,720

OTHER EXPENSE, net of other income                                                      434,941                     69,202
                                                                            --------------------        -------------------

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST                                      4,212,718                  4,328,518

PROVISION FOR INCOME TAXES                                                              339,300                    318,351
                                                                            --------------------        -------------------

INCOME BEFORE MINORITY INTEREST                                                       3,873,418                  4,010,167

MINORITY INTEREST                                                                            --                    840,322
                                                                            --------------------        -------------------

NET INCOME                                                                            3,873,418                  3,169,845

OTHER COMPREHENSIVE INCOME (LOSS):
    Foreign currency translation adjustment                                                  62                     (4,025)
                                                                            --------------------        -------------------
COMPREHENSIVE INCOME (LOSS)                                              $            3,873,480      $           3,165,820
                                                                            ====================        ===================




The accompanying notes are an integral part of this statement.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                 Number          Common          Paid in          Statutory
                                               of shares          stock          capital           reserves
                                              -------------     ----------    --------------    ---------------
BALANCE, January 1, 2002                               100    $       100   $       256,364   $        872,033

    Net income
    Land use right                                                                   24,260
    Adjustment to statutory reserve                                                                    302,516
    Dividend distributions
    Foreign currency translation adjustments
                                              -------------     ----------    --------------    ---------------
BALANCE, December 31, 2002                             100            100           280,624          1,174,549

    Net income
    Land use right                                                                   32,347
    Adjustment to statutory reserve                                                                    386,673
    Dividend distributions
    Foreign currency translation adjustments
                                              -------------     ----------    --------------    ---------------
BALANCE, December 31, 2003                             100    $       100   $       312,971   $      1,561,222
                                              =============     ==========    ==============    ===============

                                                                   Accumulated
                                                                      other
                                                 Retained         comprehensive
                                                 earnings          income (loss)           Totals
                                                ------------     ----------------     ----------------
BALANCE, January 1, 2002                      $   3,218,812    $          12,238    $       4,359,547

    Net income                                    3,169,845                                 3,169,845
    Land use right                                                                             24,260
    Adjustment to statutory reserve                (302,516)                                       --
    Dividend distributions                         (832,998)                                 (832,998)
    Foreign currency translation adjustments                              (4,025)              (4,025)
                                                ------------     ----------------     ----------------
BALANCE, December 31, 2002                        5,253,143                8,213            6,716,629

    Net income                                    3,873,418                                 3,873,418
    Land use right                                                                             32,347
    Adjustment to statutory reserve                (386,673)                                        -
    Dividend distributions                       (3,638,090)                               (3,638,090)
    Foreign currency translation adjustments                                  62                   62
                                                ------------     ----------------     ----------------
BALANCE, December 31, 2003                    $   5,101,798    $           8,275    $       6,984,366
                                                ============     ================     ================

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                     2003                     2002
                                                                               ------------------      ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                $        3,873,418     $         3,169,845
    Adjustments to reconcile net income to cash
      provided by (used in) operating activities:
        Foreign currency translation adjustments                                              62                  (4,025)
        Minority interest                                                                     --                 840,322
        Depreciation                                                                     160,490                 115,970
        Amortization                                                                       8,568                       -
        Land use right                                                                    32,347                  32,347
        Loss on disposal of fixed assets                                                  84,408                  31,259
      (Increase) decrease in assets:
        Change in restricted cash                                                     (1,694,000)               (363,000)
        Accounts receivable - trade                                                      743,255              (3,243,526)
        Accounts receivable - trade special                                             (568,700)               (193,600)
        Other receivables                                                               (201,697)               (147,802)
        Other receivables - related party                                             (8,358,255)             (1,388,835)
        Inventories                                                                     (931,634)                157,041
        Employee advances                                                               (262,449)                (55,965)
        Prepaid expenses                                                                (318,501)               (466,185)
      Increase (decrease) in liabilities:
        Accounts payable                                                                 336,042                  31,477
        Accounts payable - related party                                                  15,675                      --
        Advances from customers                                                           14,349                  31,994
        Wages and benefits payable                                                       (96,719)                574,714
        Other taxes payable                                                              338,680                 188,331
        Accrued liabilities                                                              128,661                 (44,495)
        Other payables                                                                   432,462                (218,490)
        Other payables - related party                                                  (303,450)               (507,540)
                                                                               ------------------      ------------------
          Net cash used in operating activities                                       (6,566,988)             (1,460,163)
                                                                               ------------------      ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of intangible asset - land use right                                       (171,358)                     --
    Purchase of equipment and automobiles                                             (1,829,036)               (256,167)
                                                                               ------------------      ------------------
          Net cash used in investing activities                                       (2,000,394)               (256,167)
                                                                               ------------------      ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings net of payments on short term notes payable                             9,075,000               1,210,000
    (Decrease) increase in bank overdraft                                                (19,617)                 19,617
                                                                               ------------------      ------------------
          Net cash provided by financing activities                                    9,055,383               1,229,617
                                                                               ------------------      ------------------

INCREASE (DECREASE) IN CASH                                                              488,001                (486,713)

CASH, beginning of year                                                                       --                 486,713
                                                                               ------------------      ------------------

CASH, end of year                                                             $          488,001     $                --
                                                                               ==================     ===================


The accompany notes are an integral part of this statement.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Background

Rhohan Holdings Limited (referred to as the Company) was incorporated on September 9, 1999 in the territory of the British Virgin Islands. The Company through its wholly owned subsidiary Chengdu Tonglin Casting Industrial Co., Ltd. (referred to as Tonglin) principally engages in the development, production, sales and related technical service provision of various types of petrol engine cylinder body and other casting products in the People's Republic of China (referred to as PRC).

Chengdu Tonglin Casting Industrial Co., Ltd. was established in Dayi County of Chengdu by Chengdu Rongxin Enterprises Co., Ltd. (Rongxin) and Rhohan Holdings Limited (Rhohan) as a Sino-foreign equity joint venture on January 21, 2000. Tonglin was classified as a Foreign Invested Enterprise (FIE) in the PRC and is subject to the FIE laws of the PRC. Tonglin is a Chinese registered limited liability company with a legal structure similar to a regular corporation and a limited liability company organized under state laws in the United States of America. The Articles of Association provides for a 50 year term with original registered capital of approximately $2,005,000. Rhohan is 100% owned by Double Unity Investments Limited (referred to as Double Unity), a British Virgin Islands corporation. Double Unity Investments Limited is 100% owned by Mr. Li Yungao. Rongxin is 100% owned by the Company's shareholder, Mr. Li Yungao.

Originally Rongxin owned 40% and Rhohan owned 60% of Tonglin. On July 5, 2001, the registered capital of Tonglin was increased to approximately $3,214,000 and Rhohan's ownership in Tonglin increased to 75% and Rongxin's ownership was reduced to 25%. Rhohan paid for its increase in capital through its portion of undistributed earnings. In October 2002, Rongxin agreed to transfer its remaining 25% ownership in Tonglin to Rhohan for approximately $2,178,000 which would be paid from dividends distributed by Tonglin. On November 20, 2003, this transfer was approved by the State Administration for Industry and Commerce of the PRC. As a result of this transfer Tonglin became a wholly foreign owned enterprise (WFOE). As of December 31, 2003, Rhohan Holdings Limited owns 100% of Chengdu Tonglin Casting Industrial Co., Ltd.

Basis of presentation

The consolidated financial statements represent the activities of the Company and its wholly owned subsidiary. The Company's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America.

Foreign currency translation

The reporting currency of the Company is US dollar. The Company uses their local currency, Renminbi, as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders' equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. These amounts are not material to the financial statements.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

Revenue recognition

Product sales are recognized when the products are delivered and title has passed. The Company offers no warranties on its products. However the customers have 3-5 days to inspect the goods and to notify the Company if there are any products that do not meet the quality standards set forth in their contract. The Company at this time replaces the goods with new products and the defective goods are returned to Tonglin and are reworked and returned to inventory.

Sales revenue  represents the invoiced value of goods,  net of a value-added tax
(VAT). All of the Company's products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

Plant and equipment, net

Plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the years ended December 31, 2003 and 2002 amounted to $160,490 and $115,970, respectively. Estimated useful lives of the assets are as follows:

                                                        Estimated Useful Life
                                                        ---------------------
Buildings                                                    20-30 years
Machinery and equipment                                      10-15 years
Furniture and fixtures                                        5-10 years

Construction in progress includes engineering costs, insurance costs, wages, interest and other costs relating to construction in progress. Construction in progress balances are transferred to equipment when the related assets are ready for their intended use. No depreciation is provided for on construction in progress.

Maintenance,  repairs and minor  renewals  are  charged  directly to expenses as
incurred.   Major  additions  and  betterment  to  property  and  equipment  are capitalized.

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds projected future cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2003, the Company expects these assets to be fully recoverable.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

Plant and equipment, net (continued)

Plant and equipment consist of the following at December 31:

                                                  2003                  2002
                                             --------------        -------------
Buildings and improvements                  $    1,187,128        $     602,991
Machinery and equipment                          2,064,257              925,042
Construction in progress                            64,850              123,747
                                             --------------        -------------
       Totals                                    3,316,235            1,651,780
Accumulated depreciation                          (762,228)            (681,911)
                                             --------------        -------------
       Property and equipment, net          $    2,554,007        $     969,869
                                             ==============        =============

In the year 2000, Rongxin, as part of their original capital contribution, contributed certain buildings, machinery, and equipment in the amount of RMB 5,111,248, or approximately $618,500. The buildings, machinery, and equipment were originally purchased by Rongxin through financing provided by Rongxin's banking institution and were pledged as collateral for this loan. The term of this loan commenced on August 31, 1999 and will expire on August 30, 2004. The titles of the buildings, machinery, and equipment are still in the name of Rongxin and will be transferred to Tonglin once the loan is paid off (and consequently the buildings, machinery, and equipment will be released as collateral). As of the date of this report, the titles of the said buildings, machinery, and equipment (net book value of $156,159) have not been transferred to Tonglin.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Recently issued accounting pronouncements

In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (FAS 143). FAS 143 changes the recorded amount of liabilities associated with asset retirements and requires the accretion of interest expense over the remaining life of the asset. FAS 143 also requires additional disclosure regarding asset retirement obligations. This Statement is effective for fiscal years beginning after June 15, 2002. The adoption of this statement is not expected to have a significant impact on the financial condition or results of operations of the Company.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 retains the existing requirements to recognize and measure the impairment of long-lived assets to be held and used or to be disposed of by sale.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently issued accounting pronouncements (continued)

However, FAS 144 changes the scope and certain measurement requirements of existing accounting guidance. FAS 144 also changes the requirements relating to reporting the effects of a disposal or discontinuation of a segment of a business. This Statement is effective for fiscal years beginning after December 15, 2001.

The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145 "Rescission of Statements No. 4, 14 and 64, Amendment of FASB Statement No. 13 and Technical Corrections." (FAS 145). This Statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, SFAS No. 64, and "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This Statement also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends SFAS No. 13, "Accounting for Leases," to eliminate any inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.

FAS 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. This Statement is effective for fiscal years beginning after May 15, 2002. The Company has adopted this Statement in 2003. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FIN 45). FIN 45 requires the recognition of certain guarantees as liabilities at fair market value and is effective for guarantees issued or modified after December 31, 2002. The Company has adopted the disclosure requirement of FIN 45 and does not expect the impact of the fair market value requirement to have a material impact on its financial condition or results of operations of the Company.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure". The statement allows for the Company's current method of accounting for stock options to continue. Effective for interim periods beginning after December 15, 2002, disclosure will be required for information on the fair value of stock options and the effect on earnings per share (in tabular form) for both interim and annual reports. The Company has adopted this statement in 2003. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (FIN No. 46), which requires the consolidation of certain variable interest entities, as defined.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently issued accounting pronouncements (continued)

FIN No. 46 is effective immediately for variable interest entities created after January 31, 2003, and on July 1, 2003 for investments in variable interest entities acquired before February 1, 2003; however, disclosures are required currently if a company expects to consolidate any variable interest entities. As the Company has no such variable interest entities, the adoption of FIN No. 46 did not have an impact on the Company's results of operations, financial position or cash flows.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative instruments and Hedging Activities" ("SFAS No. 149"). SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. FASB No. 150 requires that those instruments entered into or modified after May 31, 2002, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement is not expected to have a material impact on the financial condition or results of operations of the Company.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at December 31, 2003 and 2002 amounted to $2,500,000 and $232,000 respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

The Company has a concentration of sales risk where five customers represents 94% or $15,266,786 of total sales for the year ended December 31, 2003 as compared to 93% or $13,234,620 for five customers in the year ending 2002. Total outstanding accounts receivable for these customers amounted to $4,959,943 and $6,713,531 as of December 31, 2003 and 2002, respectively.

Cash-restricted

The Company through its bank agreements is required to keep certain amounts on deposit that are subject to withdrawal restrictions and these amounts are $2,057,000 and $363,000 as of December 31, 2003 and 2002, respectively.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

Inventories

Inventories are stated at the lower of cost or market on the first in first out method of accounting and consist of the following at December 31:

                                               2003                   2002
                                         ----------------        --------------
Raw materials                           $      936,619          $     737,211
Finished goods                               1,200,055                467,829
                                         ----------------        --------------
       Totals                           $    2,136,674          $   1,205,040
                                         ================        ==============

Financial instruments

Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures About Fair Value of Financial Instruments" requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities and other payables to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Accounts receivable, trade

The Company's business operations are conducted in the People's Republic of China. During the normal course of business, the Company extends unsecured credit to its customers. Management reviews its accounts receivable on a regular basis to determine if the bad debt allowance is adequate at each year-end. However, the Company records a provision for accounts receivable trade which ranges from 0.3% to 1.0% of the outstanding accounts receivable balance in accordance with generally accepted accounting principles in the PRC. The allowance for doubtful accounts as of December 31, 2003 and 2002 amounted to $20,430 and $22,678, respectively.

Accounts receivable, trade special

This amount represents trade accounts receivable due from various customers which the customers' bank has guaranteed payment of the receivable. This amount is non-interest bearing and is normally paid within three to six months. The Company has the ability to submit their request for payment to the customer's bank earlier than the scheduled payment date; however, the Company incurs interest and processing fee in such instances.

Intangible assets

All land in the People's Republic of China is owned by the government and cannot be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. In 2003, Tonglin purchased the Right to use the land for 50 years from the government for a fee in the amount of $171,358.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

Intangible assets (continued)

The Right is being amortized over a minimum life of 10 years in accordance with PRC generally accepted accounting principles. The expense for the year ended December 31, 2003 amounted to $8,568. However, the Certificate of Land Use Right for this land is held in the name of Chengdu Rongxin Industrial Co., Ltd., a related party. Tonglin is in the process of applying for a name change on the Certificate of the land Use Right. As of the date of this report this process has not been finalized.

The Certificates of Land Use Rights of approximately 57,347 Chinese acres of land are occupied by buildings operated by Tonglin, which are held in the name of Chengdu Rongxin Industrial Co., Ltd., a related party. The land use rights have been acquired from 1998 through 2000 for a life of 50 years. Chengdu Rongxin Industrial Co., Ltd. has verbally agreed to let Tonglin use the property for agreed upon purpose through the life of the Land Use Rights. However, the Land Use Rights remains in the name of Chengdu Rongxin Industrial Co., Ltd. Tonglin is not charged for the use of the land nor has an asset been reflected on balance sheet of Tonglin for these rights. The original cost of the land use rights amounted to $324,076. In order to better report the actual expenses of the operations the Company has recognized in the accompanying income statement an expense for the use of the land with a corresponding entry to paid in capital. The Rights are being amortized over 10 years based upon the original cost of the rights and the expense for the years ended December 31, 2003 and 2002 amounted to $32,347 and $32,347, respectively.

Chengdu Rongxin Industrial Co., Ltd. has not indicated to Tonglin that they will need the use of the land within the next year. However, Chengdu Rongxin Industrial Co., Ltd. has the right to occupy the land once notification is given to Tonglin.

Income taxes

The Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. There are no deferred tax amounts at December 31, 2003 and 2002.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.

In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

Income taxes, continued

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

The Company through its subsidiary, Tonglin, is governed by the Income Tax Law of the People's Republic of China (PRC) concerning Foreign Investment
Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws). Income Tax Law of the People's Republic of China for Enterprises with Foreign Investments and Foreign Enterprises states, "Any enterprise with foreign investments of a production nature scheduled to operate for a period of not less than ten years shall, upon examination and verification by the tax authorities in the year the company begins to make a profit, will be exempted from income taxes in the first and second years and allowed a fifty percent reduction in the standard tax rates in the third to fifth years."

Under the Income Tax Laws, foreign investment enterprises (FIE) are generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on incomes reported in the statutory financial statements after appropriate tax adjustments, unless the enterprise is located in a specially designated region for which more favorable effective tax rates are applicable.

The Company is exempt from income tax from 2000 to 2001. Tonglin is located in a Special Economic Zone and the PRC tax authorities have approved a special income tax rate of 15% for this area. In addition, Tonglin in accordance with the Circular of Transmission the State Administration of Taxation of Sichuan Province on Implementing the Relevant Tax Policies of Development of the West Regions and Implement of the Suggestion Concretely of State Administration of Taxation, "the enterprise income tax of the foreign investment enterprises in the legal tax reduction period shall be reduced by 7.5%." Tonglin generated profits in the year ended December 31, 2000. Effective January 1, 2002, the two-year 100% exemption for income taxes had expired for Tonglin and it became subject to income tax at a reduced rate of 7.5 % for 2002, 2003 and 2004. The Company is not subject to any local income tax of 3% until its exemption and reduction periods expire in 2005.

The provision for income taxes at December 31 consisted of the following:

                                                     2003               2002
                                                 -------------      ------------
Provision for China Income tax                  $     339,300      $    318,351
Provision for China local tax                             -                 -
Deferred taxes                                            -                 -
                                                 -------------      ------------
       Total provision for income taxes         $     339,300      $    318,351
                                                 =============      ============

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

Income taxes, (continued)

The following table reconciles the U.S. statutory rates to the Company's effective tax rate:

                                                     2003               2002
                                                 -------------      ------------
U.S. Statutory rates                                    34.0%             34.0%
Foreign income not recognized in USA                   (34.0)            (34.0)
China income taxes                                       7.5               7.5
                                                 -------------      ------------
       Totals                                            7.5%              7.5%
                                                 =============      ============

The Company has recorded an allowance for bad debts in the amount of $278,300 as further described in note 3. This amount has been recorded as an expense for financial statement purposes. However, the ultimate deduction for Chinese income tax purposes has not been determined and the amount to be deducted must be approved by the appropriate Chinese taxing authority. A valuation allowance for the entire amount has been established due to the uncertainty of realizing the deduction of this expense for income tax purposes as a result of this uncertainty no deferred taxes has been provided in the accompanying financial statements.

Value Added Tax

Enterprises  or  individuals  who  sell   commodities,   engage  in  repair  and
maintenance or import and export goods in the PRC are subject to a value added tax in accordance with Chinese laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company's finished products can be used to offset the VAT due on sales of the finished product.

From Tonglin's inception in the year 2000 through the year 2002, Tonglin adopted the Tax Package Policy issued by the Dayi County Government, which requires Tonglin to pay its tax to the appropriate taxing authority based upon the annual fixed amount set forth by the Dayi County Government. The fixed tax amount set forth for Tonglin in 2002 amounted to RMB 8,000,000. The Tax Package Policy was terminated starting January 1, 2003. The Company is subject to the value added tax at the standard rate of 17% on the gross sales price of all products sold within the PRC.

On August 14, 2003, a certificate issued by the State Taxation Administration of Dayi County Sichuan Province, stated that the income tax and valued added tax of Tonglin from inception through the year ending December 31, 2002 have been fully paid.

NOTE 2 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Income taxes paid amounted to $244,045 and $272,088 for the years ended December 31, 2003 and 2002, respectively. Interest paid for the years ended December 31, 2003 and 2002 amounted to $355,923 and $217,123 respectively.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (CONTINUED)

In 2002, the Company made a non-cash shareholders' distribution of $832,998 to offset other receivables/payables due from/to related parties. In addition during 2002, the Company purchased the remaining 25% minority interest in Tonglin for approximately $2,178,000 which would be paid from shareholder dividends distributed by Tonglin.

In 2003, the Company made a non-cash shareholders' distribution of $3,638,090 to offset other receivables/payables due from/to related parties.

NOTE 3 - OTHER RECEIVABLES

In 2003 the Company made a prepayment of $278,300 to purchase several molds to be used in their operations. As of December 31, 2003, the molds were never delivered by the vendor. The Company is currently in litigation with the vendor.

Management intends to pursue collection of this receivable; however, management is uncertain that they will prevail in collecting the entire amount. As of December 31, 2003, management has decided to fully reserve this amount as uncollectible.

NOTE 4 - EMPLOYEE ADVANCES

Other non-current assets represents cash advances to officers and employees for cash based business transactions incurred for the payment of operating expenses and purchases from various vendors.

NOTE 5 - LINES OF CREDIT

The Company has the following lines of credit outstanding at December 31:

                                                                     2003                2002
                                                              -----------------   -----------------
Shanghai Pu Dong Development Bank, Chengdu Branch
       due June 2004, transaction fee at 0.05%
       restricted cash requirement of 30% or $363,000
       and Chengdu Rongxin Ruigao Machinery Co., Ltd.
       guaranteed the difference between the cash
       amount deposited and the credit line amount               $  1,210,000       $         --

Chengdu City Commercial Bank, Dayi Branch
       due May 2004,  transaction fee at 0.05%
       restricted cash requirement of 40% or $726,000
       Chengdu Rongxin Industrial Co., Ltd. guaranteed the
       difference between the cash amount deposited
       and the credit line amount                                   1,815,000                 --

Chengdu City Commercial Bank, Dayi Branch
       due June 2004, transaction fee at 0.05%
       restricted cash requirement of 40% or $968,000
       Chengdu Rongxin Industrial Co., Ltd. guaranteed the
       difference between the cash amount deposited
       and the credit line amount                                   2,420,000                 --

Chengdu City Commercial Bank, Dayi Branch
       due June 2003, transaction fee at 0.05%
       restricted cash requirement of 30% or $363,000                      --          1,210,000
                                                                 ------------       ------------
          Total                                                  $  5,445,000       $  1,210,000
                                                                 ============       ============


                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - LINES OF CREDIT (CONTINUED)

The proceeds of the above debt were loaned to Chengdu Taichang Metals Co., Ltd., a related party. In return for this loan Chengdu Taichang Metals Co. Ltd. deposited $242,000 of cash with Tonglin as a partial guarantee for the loan repayment. The amount loaned to Chengdu Taichang Metals Co. Ltd. is recorded in other receivables-related parties on the accompanying balance sheet and is further explained in note 9.

This amount is non interest bearing and due and payable in May 2004. On April 1, 2004, Chengdu Taichang Metals Co., Ltd. repaid these amounts in full.

NOTE 6 - SHORT-TERM LOANS PAYABLE - BANK

The Company has the following short-term loans payable at December 31:

                                                                     2003                2002
                                                              ----------------      --------------
ChengduCity Commercial Bank, Dayi Branch due January 29,
       2004, monthly interest only payment at 0.57525%,
       guaranteed by Chengdu High Pressure Valve Plant,
       a related party                                        $     1,210,000         $        --


Shanghai Pu Dong  Development  Bank, Chengdu Branch due
       March 9, 2004,  monthly interest only payment at
       0.48675%, guaranteed by Chengdu Rongxin Ruigao
       Machinery Co., Ltd., a related party                         3,630,000                  --
                                                               ---------------      --------------
          Total                                               $     4,840,000         $        --
                                                               ===============      ==============

The above loans have been refinanced into short-term loans due within one year during 2004 in the amount of $4,840,000.

Total interest expense on all bank debt for the years ending December 31, 2003 and 2002 amounted to $355,923 and $217,123 respectively.

NOTE 7 - RESERVES AND DIVIDENDS

The laws and regulations of the People's Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 - RESERVES AND DIVIDENDS (CONTINUED)

Pursuant to the board of directors' resolution, the Company transferred 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company's registered capital.

The transfer to this reserve must be made before distributions of any dividends to shareholders. For the years ending December 31, 2003 and 2002, the Company transferred $302,516 and $386,673, respectively which represents 10% of the years' net income determined in accordance with PRC accounting rules and regulations to this surplus reserve.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years' losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

The Chinese government restricts distributions of registered capital and the additional investment amounts required by the Chinese joint ventures. Approval by the Chinese government must be obtained before distributions of these amounts can be returned to the shareholders.

Pursuant to the board of directors' resolution, total dividends of $3,638,090 and $832,998 for the years ended of December 31, 2003 and 2002 respectively, were declared to be paid to the shareholders, Rongxin and Rhohan, of which $2,178,000 of the dividend owed to Rhohan was paid to Rongxin to fully satisfy the purchase price of Rhohan's purchase of Rongxin's 25% interest in Tonglin as described in note 11.

NOTE 8 - RETIREMENT BENEFIT PLANS

Regulations in the People's Republic of China require the Company to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. The PRC government is responsible for the benefit liability to these retired employees. The Company is required to make contributions to the state retirement plan at 17% of the monthly basic salaries of the current employees. For the years ended December 31, 2003 and 2002, the Company made pension contributions in the amount of $307,279 and $245,789, respectively.

NOTE 9 - RELATED PARTY TRANSACTIONS AND CONTINGENCIES

The following are related parties described in the accompanying financial statements:

Chengdu Rongxin Enterprises Co., Ltd. is owned 100% by Mr. Li Yungao.

Chengdu Rongxin Industrial Co., Ltd. is owned by Mr. Li Yungao and a number of managers and directors of Tonglin.

Chengdu Rongxin Ruigao Machinery Co., Ltd. is owned 70% by Mr. Li Yungao with the remaining 30% owned by a number of managers and directors of Tonglin.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - RELATED PARTY TRANSACTIONS AND CONTINGENCIES (CONTINUED)

Chengdu Begin Pipeline Co., Ltd. is owned 75% by Chengdu Rongxin Industrial Co., Ltd. and 25% by Chengdu Begin Technology Development Co., Ltd.

Chengdu High Pressure Valve Plant is owned by Mr. Li Yungao and a number of managers and directors of Tonglin.

Chengdu Taichang Metals Co., Ltd. is 95% owned by Mr. Li Jing, who is the son of Mr. Li Yungao.

During the years ended December 31, 2003 and 2002, the Company entered into the following transactions with related parties:

Sales, purchases and other expenses

                                                                     2003                    2002
                                                             -------------------      -----------------
Sales
Chengdu Rongxin Ruigao Machinery Co., Ltd.                  $          80,776        $        37,886
                                                             ===================      =================

Cost of sales
Chengdu Rongxin Ruigao Machinery Co., Ltd.                  $          78,423        $        36,382
                                                             ===================      =================

Interest expense
Chengdu Rongxin Ruigao Machinery Co., Ltd.                  $          39,277        $        58,915
                                                             ===================      =================

Lease expense
Chengdu Rongxin Ruigao Machinery Co., Ltd.                  $         121,000        $       121,000
                                                             ===================      =================


Amounts due to/from related parties

                                                                  2003                   2002
                                                             -------------------      -----------------
Other receivables - related party:
       Chengdu Taichang Metals Co., Ltd.                    $       5,445,000        $     1,942,620
       Other related parties                                           17,785
                                                             -------------------      -----------------
                                                   Totals   $       5,462,785        $     1,942,620
                                                             ===================      =================

Other payables - related party:
       Chengdu Rongxin Ruigao Machinery Co., Ltd.           $            --          $       544,500
       Other related parties                                                                     950
       Chengdu Taichang Metals Co., Ltd.                              242,000                   --
                                                             -------------------      -----------------
                                                   Totals   $         242,000        $       545,450
                                                             ===================      =================

On May 20, 2003, Tonglin entered into an agreement with Chengdu Taichang Metals Co., Ltd. to make a 12-month loan in the amount of $3,025,000 to Chengdu Taichang Metals Co., Ltd. using the proceeds from Tonglin's bank line of credit described in note 5. In addition, Tonglin paid $1,089,000 to their bank as restricted cash deposit as required by the loan agreement.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - RELATED PARTY TRANSACTIONS AND CONTINGENCIES (CONTINUED)

The $3,025,000 was required to be paid to Tonglin upon maturity together with interest calculated based on the amount of restricted cash deposit using the bank's monthly interest rate of 0.4425%. Chengdu Taichang Metals Co., Ltd. should pay a consultation fee of $121,000 to Tonglin upon maturity of the loan. On April 1, 2004, Chengdu Taichang Metals Co., Ltd. repaid these amounts in full.

On May 29, 2003, Tonglin entered into an agreement with Chengdu Taichang Metals Co., Ltd. to make a loan in the amount of $2,420,000 to Chengdu Taichang Metals Co., Ltd. using the proceeds from Tonglin's bank line of credit described in note 5. In addition, Tonglin paid $968,000 to their bank as restricted cash deposit as required by the loan agreement. The $2,420,000 was required to be paid to Tonglin upon maturity together with interest calculated based on the amount of restricted cash deposit using the bank's monthly interest rate of 0.4425%. Chengdu Taichang Metals Co., Ltd. was required to pay a fee of $77,101 to Tonglin upon maturity of the loan. On April 1, 2004, Chengdu Taichang Metals Co., Ltd. repaid these amounts in full.

As part of the above loan transactions Chengdu Taichang Metals Co., Ltd. deposited $242,000 of cash with Tonglin as a partial guarantee to ensure that the loans would be paid in full at maturity.

The other amounts due from related parties are generated from the Company making various cash advances and short term loans and the allocation of various expenses to related parties. These transactions are re-occurring in nature and are generally repaid during the current year on a revolving basis. The Company does not charge interest on these receivables.

On January 1, 2000, Tonglin and Chengdu Rongxin Enterprises Co., Ltd. entered into a Working Ground and Transportation Equipment Leasing Agreement, under which Tonglin leases office building space, living areas and vehicles with an annual rent of $121,000.

Short-term loans from Chengdu Rongxin Ruigao Machinery Co., Ltd. (formerly Chengdu Rongxin Enterprises Co., Ltd.) amounted to $544,500 during the year ending December 31, 2002. This loan included interest at rates ranging from 7.49% to 12.10% per annum and was paid off in 2003. Interest paid for the years ended December 31, 2003 and 2002 amounted to $39,277and $58,915, respectively.

On November 4, 2003,  Tonglin and Industrial  and Commercial  Bank of China Dayi
County Branch entered into the "Intangible Right Security Agreement", under which Tonglin has guaranteed a $1,089,000 bank line of credit issued to Chengdu Rognxin Ruigao Machinery Co., Ltd. The term of this bank line of credit will expire on April 29, 2004.

In the year 2000, Rhohan Holdings Limited (the BVI Company) was loaned $1,200,000 from Terrific Wealth Investments Limited, a prior shareholder of Rhohan Holdings Limited. This amount is non interest bearing and has no repayment terms. This amount has been recorded in other payables on the accompanying balance sheet as of December 31, 2002. During the year ending December 31, 2003, this amount was offset against other receivables due from relatedparties as agreed upon by the Company and Terrific Wealth Investments Limited.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - LEASES

The Company leases office building space, living quarters, and vehicles from Chengdu Rongxin Enterprises Co., Ltd., a related party, in the amount of $121,000 per year (see note 9). Chengdu Rongxin Enterprises Co., Ltd. was dissolved in October 2002. All of its assets, including the lease agreement, were taken over by Chengdu Rongxin Ruigao Machinery Co., Ltd., a related party as described in Note 9. This agreement has no expiration date at this time.

NOTE 11- PURCHASE OF MINORITY INTEREST

Originally Rongxin owned 40% and Rhohan owned 60% of Tonglin. On July 5, 2001, the registered capital of Tonglin was increased to approximately $3,214,000 and its ownership in Tonglin increased to 75% and Rongxin's ownership was reduced to 25%. Rhohan paid for its increase in capital through its portion of undistributed earnings. In October 2002, Rongxin agreed to transfer its remaining 25% ownership in Tonglin to Rhohan for approximately $2,178,000 which would be paid from dividends distributed by Tonglin.

However, if the dividend amount is not sufficient to pay off the $2,178,000, the Company would use alternative funds to make up the difference. On November 20, 2003, the approval letter from the local government transfer agency was issued approving the transfer of shares and the $2,178,000 was required to be paid within three months of this date. The $2,178,000 was paid in its entirety from the dividend payable declared in 2003.

NOTE 12 - OTHER OPERATING INCOME

The Company has entered into various contractual arrangements to act as an agent for Chengdu Zhengheng Engine Parts Co., Ltd. where the Company receives a commission on sales of products purchased from Chengdu Zhengheng Engine Parts Co., Ltd. For the years ending December 31, 2003 and 2002, this income amounted to $423,206 and $204,854, respectively

NOTE 13 - SUBSEQUENT EVENT - CAPITAL STOCK EXCHANGE AGREEMENT

On April 22, 2004, the Company entered into a Capital Stock Exchange Agreement where the Company will complete a reverse acquisition of China Autoparts, Inc. (formerly known as Talram Corporation), a publicly traded non-operational Delaware corporation. China Autoparts will acquire all of the outstanding shares of Rhohan Holdings Limited's capital stock from Double Unity in exchange for 8,590,910 shares of common stock in China Autoparts, Inc. to be issued to Double Unity or its designee(s). This new stock issuance will represent 94.5% of the issued and outstanding stock of China Autoparts, Inc. at the time of issuance. The accounting for this transaction is identical to that resulting from a reverse-acquisition, except that no goodwill or other intangible assets shall be recorded. Accordingly, the financial statements of Rhohan Holdings Limited will be the historical financial statements of the Company and its subsidiary, Chengdu Tonglin Casting Industrial Co., Ltd.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - SUBSEQUENT EVENT - CAPITAL STOCK EXCHANGE AGREEMENT, (CONTINUED)

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2003

                                                               ASSETS

                                                                                                   Pro forma            Adjusted
                                                             China Autoparts        Rohan          Adjustments         Pro forma
                                                             ---------------    -------------     -------------      -------------
CURRENT ASSETS:
     Cash                                                    $                 $      488,001    $                  $      488,001
     Cash - restricted                                                              2,057,000                            2,057,000
     Accounts receivable, trade                                                     6,789,525                            6,789,525
     Accounts receivable, trade special                                               943,800                              943,800
     Other receivables                                                                407,470                              407,470
     Other receivables - related parties                                            5,462,785                            5,462,785
     Prepaid expense                                                                1,030,156                            1,030,156
     Inventories                                                                    2,136,674                            2,136,674
                                                               -------------     -------------     -------------      -------------

       Total current assets                                              --        19,315,411                --         19,315,411
                                                               -------------     -------------     -------------      -------------

PLANT AND EQUIPMENT, net                                                            2,554,007                            2,554,007
                                                               -------------     -------------     -------------      -------------

OTHER ASSETS:
     Intangible asset, net                                                            162,790                              162,790
     Employee advances                                                                333,247                              333,247
                                                               -------------     -------------     -------------      -------------
       Total other assets                                                --           496,037                --            496,037
                                                               -------------     -------------     -------------      -------------

         Total assets                                        $           --    $   22,365,455    $           --     $   22,365,455
                                                               =============     =============     =============      =============

                                                 LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                        $        1,100    $    1,854,084    $       (1,100)(1) $    1,854,084
     Accounts payable - related party                                                  15,675                               15,675
     Advances from customers                                                           54,934                               54,934
     Wages and benefits payable                                                       689,225                              689,225
     Income and other taxes payable                                                   527,011                              527,011
     Accrued liabilities                                                              379,689                              379,689
     Other payables                                                                 1,333,471                            1,333,471
     Other payables - related party                                                   242,000                              242,000
     Notes payable - bank                                                           5,445,000                            5,445,000
     Short term loans payable - bank                                                4,840,000                            4,840,000
                                                               -------------     -------------     -------------      -------------
       Total current liabilities                                      1,100        15,381,089            (1,100)        15,381,089
                                                               -------------     -------------     -------------      -------------

SHAREHOLDERS' EQUITY:
     Common stock                                                        50               100             8,591 (2)            100
                                                                                                         (8,641)(3)

     Paid-in-capital                                                  6,650           312,971             1,100 (1)        312,971
                                                                                                         (8,591)(2)
                                                                                                            841 (3)

     Statutory reserve                                                              1,561,222                            1,561,222
     Retained earnings                                               (7,800)        5,101,798             7,800 (3)      5,101,798
     Accumulated other comprehensive income (loss)                                      8,275                                8,275
                                                               -------------     -------------     -------------      -------------
       Total shareholders' equity                                    (1,100)        6,984,366             1,100          6,984,366
                                                               -------------     -------------     -------------      -------------
         Total liabilities and shareholders' equity          $           --    $   22,365,455    $           --     $   22,365,455
                                                               =============     =============     =============      =============

(1)   Certain   accounts  payable  and  accrued  expenses  were  paid  by  China
      Autoparts' original shareholders and treated as capital contribution.
(2)   Reflects stock issuance by China Autoparts.
(3) Capitalization of post merger Rhohan reflects the pro forma common stock and paid in capital.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - SUBSEQUENT EVENT - CAPITAL STOCK EXCHANGE AGREEMENT, (CONTINUED)

                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                                                   Pro forma            Adjusted
                                                             China Autoparts        Rohan          Adjustments         Pro forma
                                                             ---------------    -------------     -------------      -------------

GROSS REVENUES                                               $           --    $   16,248,926    $           --     $   16,248,926
                                                               -------------     -------------     -------------      -------------

COST OF SALES                                                            --         9,937,435                --          9,937,435
                                                               -------------     -------------     -------------      -------------

GROSS PROFIT                                                             --         6,311,491                --          6,311,491

OTHER OPERATING INCOME                                                                423,206                              423,206
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                          1,383         2,087,038             1,282          2,089,703
                                                               -------------     -------------     -------------      -------------

INCOME FROM OPERATIONS                                               (1,383)        4,647,659            (1,282)         4,644,994

OTHER EXPENSE (INCOME)                                                   (1)          434,941                --            434,940
                                                               -------------     -------------     -------------      -------------

INCOME BEFORE MINORITY INTEREST                                      (1,382)        4,212,718            (1,282)         4,210,054

PROVISION FOR INCOME TAXES                                               --           339,300                --            339,300
                                                               -------------     -------------     -------------      -------------

NET INCOME                                                           (1,382)        3,873,418            (1,282)         3,870,754

OTHER COMPREHENSIVE INCOME (LOSS):
  Foreign currency translation adjustment                                --                62                --                 62
                                                               -------------     -------------     -------------      -------------
COMPREHENSIVE INCOME (LOSS)                                  $       (1,382)   $    3,873,480    $       (1,282)    $    3,870,816
                                                               =============     =============     =============      =============

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - SUBSEQUENT EVENT - CAPITAL STOCK EXCHANGE AGREEMENT, (CONTINUED)

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2002

                                                               ASSETS

                                                                                                   Pro forma            Adjusted
                                                             China Autoparts        Rohan          Adjustments         Pro forma
                                                             ---------------    -------------     -------------      -------------
CURRENT ASSETS:
     Cash                                                    $        1,282    $                 $       (1,282)(1) $           --
     Cash - restricted                                                                363,000                              363,000
     Accounts receivable, trade                                                     7,532,780                            7,532,780
     Accounts receivable, trade special                                               375,100                              375,100
     Other receivables - related parties                                              205,773                              205,773
     Prepaid expense                                                                1,942,620                            1,942,620
     Prepaid expense - related party                                                  711,655                              711,655
     Inventories                                                                    1,205,040                            1,205,040
                                                               -------------     -------------     -------------      -------------

       Total current assets                                           1,282        12,335,968            (1,282)        12,335,968
                                                               -------------     -------------     -------------      -------------

PLANT AND EQUIPMENT, net                                                              969,869                              969,869
                                                               -------------     -------------     -------------      -------------
OTHER ASSETS:
     Intangible asset, net
     Employee advances                                                                 70,798                               70,798
                                                               -------------     -------------     -------------      -------------
       Total other assets                                                --            70,798                --             70,798
                                                               -------------     -------------     -------------      -------------

         Total assets                                        $        1,282    $   13,376,635    $       (1,282)    $   13,376,635
                                                               =============     =============     =============      =============

                                                 LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                        $        1,100    $    1,518,042    $       (1,100)(2) $    1,518,042
     Bank overdraft                                                                    19,617                               19,617
     Advances from customers                                                           40,585                               40,585
     Wages and benefits payable                                                       785,944                              785,944
     Income and other taxes payable                                                   188,331                              188,331
     Accrued liabilities                                                              251,028                              251,028
     Other payables                                                                 2,101,009                            2,101,009
     Other payables - related party                                                   545,450                              545,450
     Notes payable - bank                                                           1,210,000                            1,210,000
                                                               -------------     -------------     -------------      -------------

       Total current liabilities                                      1,100         6,660,006            (1,100)         6,660,006
                                                               -------------     -------------     -------------      -------------

SHAREHOLDERS' EQUITY:
     Common stock                                                        50               100             8,591 (3)            100
                                                                                                         (8,641)(4)
     Paid-in-capital                                                  6,550           280,624             1,100            280,624
                                                                                                         (8,591)(3)
                                                                                                            941 (4)
     Statutory reserve                                                              1,174,549                            1,174,549
     Retained earnings                                               (6,418)        5,253,143            (1,282)(2)      5,253,143
                                                                                                          7,700 (4)
     Accumulated other comprehensive income (loss)                                      8,213                                8,213
                                                               -------------     -------------     -------------      -------------
       Total shareholders' equity                                       182         6,716,629              (182)         6,716,629
                                                               -------------     -------------     -------------      -------------
         Total liabilities and shareholders' equity          $        1,282    $   13,376,635    $       (1,282)    $   13,376,635
                                                               =============     =============     =============      =============

(1)   Cash used to pay for certain expenses.
(2)   Certain   accounts  payable  and  accrued  expenses  were  paid  by  China
      Autoparts' original shareholders and treated as capital contribution.
(3)   Reflects stock issuance by China Autoparts.
(4) Capitalization of post merger Rhohan reflects the pro forma common stock and paid in capital.

                     RHOHAN HOLDINGS LIMITED AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - SUBSEQUENT EVENT - CAPITAL STOCK EXCHANGE AGREEMENT, (CONTINUED)

                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                                                   Pro forma            Adjusted
                                                             China Autoparts        Rohan          Adjustments         Pro forma
                                                             ---------------    -------------     -------------      -------------
GROSS REVENUES                                               $                 $   14,159,153    $                  $   14,159,153

COST OF SALES                                                                       7,508,709                            7,508,709
                                                               -------------     -------------     -------------      -------------

GROSS PROFIT                                                             --         6,650,444                --          6,650,444

OTHER OPERATING INCOME                                                                204,854                              204,854
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                          4,047         2,457,578             1,282 (1)      2,462,907
                                                               -------------     -------------     -------------      -------------

INCOME FROM OPERATIONS                                               (4,047)        4,397,720            (1,282)         4,392,391

OTHER EXPENSE (INCOME)                                                  (11)           69,202                               69,191
                                                               -------------     -------------     -------------      -------------

INCOME BEFORE MINORITY INTEREST                                      (4,036)        4,328,518            (1,282)         4,323,200

PROVISION FOR INCOME TAXES                                                            318,351                --            318,351
                                                               -------------     -------------     -------------      -------------

INCOME BEFORE MINORITY INTEREST                                      (4,036)        4,010,167            (1,282)         4,004,849

MINORITY INTEREST                                                                     840,322                              840,322
                                                               -------------     -------------     -------------      -------------

NET INCOME                                                           (4,036)        3,169,845            (1,282)         3,164,527

OTHER COMPREHENSIVE INCOME (LOSS):
    Foreign currency translation adjustment                              --            (4,025)                              (4,025)
                                                               -------------     -------------     -------------      -------------
COMPREHENSIVE INCOME (LOSS)                                  $       (4,036)   $    3,165,820    $       (1,282)    $    3,160,502
                                                               =============     =============     =============      =============

(1)   Cash used to pay for certain expenses.

                     CHINA AUTOPARTS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                    AS OF JUNE 30, 2004 AND DECEMBER 31, 2003

                                ASSETS
                                                                              June 30,    December 31,
                                                                                2004          2003
                                                                            -----------   -----------
                                                                            (Unaudited)    (Audited)
                                                                            -----------   -----------
CURRENT ASSETS:
    Cash                                                                    $ 1,010,220   $   488,001
    Cash - restricted                                                                       2,057,000
    Accounts receivable, trade, net of allowance for doubtful
      accounts of $20,430 as of June 30, 2004 and December 31, 2003
      respectively                                                            5,861,783     6,789,525
    Accounts receivable, trade special                                          635,250       943,800
    Other receivables, net of allowance for doubtful accounts of $278,300
      as of June 30, 2004 and December 31, 2003, respectively                   274,527       407,470
    Other receivables - related party                                         4,682,019     5,462,785
    Prepaid expense                                                           1,393,846     1,030,156
    Inventories                                                               1,532,427     2,136,674
                                                                            -----------   -----------
      Total current assets                                                   15,390,072    19,315,411
                                                                            -----------   -----------

PLANT AND EQUIPMENT, net                                                      2,640,313     2,554,007
                                                                            -----------   -----------

OTHER ASSETS:
    Intangible asset, net                                                       154,222       162,790
    Employee advances                                                            44,878       333,247
                                                                            -----------   -----------
      Total other assets                                                        199,100       496,037
                                                                            -----------   -----------
        Total assets                                                        $18,229,485   $22,365,455
                                                                            ===========   ===========

                          LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                                        $ 1,551,570   $ 1,854,084
    Accounts payable - related party                                                           15,675
    Advances from customers                                                      35,864        54,934
    Wages and benefits payable                                                  298,811       689,225
    Income and other taxes payable                                              422,841       527,011
    Accrued liabilities                                                         467,114       379,689
    Other payables                                                            1,836,610     1,333,471
    Other payables - related party                                               69,511       242,000
    Dividend payable                                                            564,400
    Notes payable - bank                                                                    5,445,000
    Short-term loans payable - bank                                           4,840,000     4,840,000
                                                                            -----------   -----------
      Total current liabilities                                              10,086,721    15,381,089
                                                                            -----------   -----------

CONTINGENCIES                                                                      --            --
                                                                            -----------   -----------

SHAREHOLDERS' EQUITY:
    Preferred stock, $.0001 par value, 1,000,000 shares authorized, none issued, Common stock, $.0001 par value, 20,000,000 shares authorized,
    9,090,910 and 500,000 shares issued and outstanding, respectively               959           100
    Paid-in-capital                                                             328,285       312,971
    Statutory reserve                                                         1,561,222     1,561,222
    Retained earnings                                                         6,239,880     5,101,798
    Accumulated other comprehensive income                                       12,418         8,275
                                                                            -----------   -----------
      Total shareholders' equity                                              8,142,764     6,984,366
                                                                            -----------   -----------
        Total liabilities and shareholders' equity                          $18,229,485   $22,365,455
                                                                            ===========   ===========

                CHINA AUTOPARTS, INC. AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME (LOSS)
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003

                                                    Three months ended            Six months ended
                                                -------------------------   -------------------------
                                                          June 30,                   June 30,
                                                -------------------------   -------------------------
                                                    2004          2003          2004          2003
                                                -----------   -----------   -----------   -----------
                                                (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)
                                                -----------   -----------   -----------   -----------
REVENUES                                        $ 5,342,987   $ 4,184,879   $ 9,384,218   $ 8,748,646

COST OF SALES                                     3,531,785     2,372,035     6,169,360     4,850,186
                                                -----------   -----------   -----------   -----------

GROSS PROFIT                                      1,811,202     1,812,844     3,214,858     3,898,460

OTHER OPERATING INCOME                                 --         145,357        82,014       231,182
SELLING, GENERAL AND  ADMINISTRATIVE EXPENSES       372,439       443,595       859,014       896,347
                                                -----------   -----------   -----------   -----------

INCOME FROM OPERATIONS                            1,438,763     1,514,606     2,437,858     3,233,295

OTHER EXPENSE, net of other income                  123,884       217,340       126,418       287,351
                                                -----------   -----------   -----------   -----------

INCOME BEFORE INCOME TAXES                        1,314,879     1,297,266     2,311,440     2,945,944

PROVISION FOR INCOME TAXES                           98,616        67,020       173,358       190,108
                                                -----------   -----------   -----------   -----------

NET INCOME                                        1,216,263     1,230,246     2,138,082     2,755,836

OTHER COMPREHENSIVE INCOME (LOSS):
    Foreign currency translation adjustment          15,463         7,569         4,143        (5,295)
                                                -----------   -----------   -----------   -----------

COMPREHENSIVE INCOME                            $ 1,231,726   $ 1,237,815   $ 2,142,225   $ 2,750,541
                                                ===========   ===========   ===========   ===========

EARNINGS PER SHARE, BASIC AND DILUTED           $      0.17   $      2.48   $      0.57   $      5.50
                                                ===========   ===========   ===========   ===========

WEIGHTED AVERAGE NUMBER OF SHARES                 7,086,364       500,000     3,774,988       500,000
                                                -----------   -----------   -----------   -----------

                     CHINA AUTOPARTS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003



                                          Number              Common              Paid in              Statutory
                                        of shares              stock              capital              reserves
                                      ---------------     ----------------     ---------------      ----------------
                                       (Unaudited)          (Unaudited)         (Unaudited)           (Unaudited)
                                      ---------------     ----------------     ---------------      ----------------
BALANCE, January 1, 2003, AUDITED            500,000      $           100      $      280,624       $     1,174,549
        Net income
        Land use right                                                                 16,173
        Foreign currency
        translation adjustments
                                      ---------------     ----------------     ---------------      ----------------
BALANCE, June 30, 2003                       500,000                  100             296,797             1,174,549
        Net income
        Land use right                                                                 16,174
        Adjustment to statutory
        reserve                                                                                             386,673
        Dividend distributions
        Foreign currency
        translation adjustments
                                      ---------------     ----------------     ---------------      ----------------
BALANCE, December 31, 2003, AUDITED          500,000                  100             312,971             1,561,222
        Issuance of common stock to
        Rhohan shareholders due to
        reorganization                     8,590,910                  859               (859)
        Net income
        Land use right                                                                 16,173
        Dividend distribution
        Foreign currency
        translation adjustments
                                      ---------------     ----------------     ---------------      ----------------
BALANCE, June 30, 2004                     9,090,910      $           959      $      328,285       $     1,561,222
                                      ===============     ================     ===============      ================

                                                                   Accumulated
                                                                      other
                                             Retained             comprehensive
                                             earnings             income (loss)             Totals
                                        -------------------    --------------------     ---------------
                                           (Unaudited)             (Unaudited)           (Unaudited)
                                        -------------------    --------------------     ---------------
BALANCE, January 1, 2003, AUDITED       $        5,253,143     $             8,213      $    6,716,629
        Net income                               2,755,836                                   2,755,836
        Land use right                                                                          16,173
        Foreign currency
        translation adjustments                                            (5,295)             (5,295)
                                        -------------------    --------------------     ---------------
BALANCE, June 30, 2003                           8,008,979                   2,918           9,483,343
        Net income                               1,117,582                                   1,117,582
        Land use right                                                                          16,174
        Adjustment to statutory
        reserve                                  (386,673)
        Dividend distributions                 (3,638,090)                                 (3,638,090)
        Foreign currency
        translation adjustments                                              5,357               5,357
                                        -------------------    --------------------     ---------------
BALANCE, December 31, 2003, AUDITED              5,101,798                   8,275           6,984,366
        Issuance of common stock to
        Rhohan shareholders due to
        reorganization                                                                               -
        Net income                               2,138,082                                   2,138,082
        Land use right                                                                          16,173
        Dividend distribution                  (1,000,000)                                 (1,000,000)
        Foreign currency
        translation adjustments                                              4,143               4,143
                                        -------------------    --------------------     ---------------
BALANCE, June 30, 2004                  $        6,239,880     $            12,418      $    8,142,764
                                        ===================    ====================     ===============

                     CHINA AUTOPARTS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003

                                                                        2004           2003
                                                                    -----------    -----------
                                                                    (Unaudited)    (Unaudited)
                                                                    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

     Net income                                                     $ 2,138,082    $ 2,755,836
     Adjustments to reconcile net income to cash
        provided by (used in) operating activities:
           Foreign currency translation adjustments                       4,143         (5,295)
           Depreciation                                                 106,404         67,157
           Amortization                                                   8,568          3,336
           Land use right                                                16,173         16,173
        (Increase) decrease in assets:
           Change in restricted cash                                  2,057,000     (1,694,000)
           Accounts receivable - trade                                  927,742      1,464,291
           Accounts receivable - trade special                          308,550         12,100
           Other receivables                                            132,943        (16,753)
           Other receivables - related party                            780,766     (4,094,986)
           Prepaid expenses                                            (363,690)      (216,810)
           Inventories                                                  604,247        (95,433)
           Employee advances                                            288,369       (233,561)
        Increase (decrease) in liabilities:
           Accounts payable                                            (302,514)       137,857
           Accounts payable - related party                             (15,675)
           Advances from customers                                      (19,070)        54,071
           Wages and benefits payable                                  (390,414)      (391,606)
           Income and other taxes payable                              (104,170)       162,606
           Accrued liabilities                                           87,425        111,883
           Income and other payables                                    503,139     (1,149,166)
           Other payables - related party                              (172,489)       242,000
                                                                    -----------    -----------
              Net cash provided by (used in) operating activities     6,595,529     (2,870,300)
                                                                    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of intangible asset - land use right                                      (8,962)
     Purchase of plant and equipment                                   (114,104)       (54,284)
     Increase in construction in progress                               (78,606)      (713,191)
                                                                    -----------    -----------
              Net cash used in investing activities                    (192,710)      (776,437)
                                                                    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

     Borrowings net of payments on short term notes payable          (5,445,000)     3,630,000
     Decrease in bank overdraft                                                         16,737
     Dividends paid                                                    (435,600)
                                                                    -----------    -----------

              Net cash provided by (used in) financing activities    (5,880,600)     3,646,737
                                                                    -----------    -----------


INCREASE IN CASH                                                        522,219           --


CASH, beginning of period                                               488,001           --
                                                                    -----------    -----------



CASH, end of period                                                 $ 1,010,220    $      --
                                                                    ===========    ===========

                     CHINA AUTOPARTS, INC. AND SUBSIDIARIES

             CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT

Note 1 - Summary of significant accounting policies

Background

On May 13, 2004, China Autoparts, Inc. (formerly known as Talram Corporation) (referred to as CHINA AUTOPARTS or the Company), a Delaware corporation, completed a "reverse acquisition" transaction in which it acquired all the outstanding stock of Rhohan Holdings Limited (referred to as RHOHAN), a British Virgin Islands (BVI) corporation, in consideration for the issuance of a majority of CHINA AUTOPARTS's common shares.

The reverse acquisition was completed pursuant to a Capital Stock Exchange Agreement dated April 22, 2004. Concurrently with the closing of the reverse acquisition, Talram's shareholders changed the Company's name to China Autoparts, Inc., its directors appointed designees of Double Unity Investments Limited (100% shareholder of RHOHAN) as directors and then resigned as directors. A more detailed description of this transaction is set forth in the Company's Current Report on Form 8-K dated May 13, 2004.

China Autoparts, Inc. was incorporated in the State of Delaware on May 1, 2001. Up until the reorganization, CHINA AUTOPARTS had only nominal assets and liabilities and was a development stage company attempting to locate and consummate a merger with an ongoing business. As a result of the reorganization, CHINA AUTOPARTS will continue the business operations of RHOHAN.

Rhohan Holdings Limited was incorporated on September 9, 1999 in the territory of the British Virgin Islands. The Company, through its wholly owned subsidiary Chengdu Tonglin Casting Industrial Co., Ltd. (TONGLIN), principally engages in the development, production, sales and related technical service provision of various types of petrol engine cylinder body and other casting products in the People's Republic of China (PRC).

Chengdu Tonglin Casting Industrial Co., Ltd.(TONGLIN) was established in Dayi County of Chengdu by Chengdu Rongxin Enterprises Co., Ltd. (Rongxin) and Rhohan Holdings Limited (RHOHAN) as a Sino-foreign equity joint venture on January 21, 2000. TONGLIN was classified as a Foreign Invested Enterprise (FIE) in the PRC and is subject to the FIE laws of the PRC. TONGLIN is a Chinese registered limited liability company with a legal structure similar to a regular corporation and a limited liability company organized under state laws in the United States of America. The Articles of Association provides for a 50 year term with original registered capital of approximately $2,005,000. RHOHAN was formerly owned 100% by Double Unity Investments Limited (referred to as Double Unity), a British Virgin Islands corporation. Double Unity Investments Limited is 100% owned by Mr. Li Yungao. Rongxin is 100% owned by the Company's shareholder, Mr. Li Yungao.

Originally Rongxin owned 40% and RHOHAN owned 60% of TONGLIN. On July 5, 2001, the registered capital of TONGLIN was increased to approximately $3,214,000 and RHOHAN's ownership in TONGLIN increased to 75% and Rongxin's ownership was reduced to 25%. RHOHAN paid for its increase in capital through its portion of undistributed earnings. In October 2002, Rongxin agreed to transfer its remaining 25% ownership in TONGLIN to RHOHAN for approximately $2,178,000 which was paid from dividends distributed by TONGLIN. On November 20, 2003, this transfer was approved by the State Administration for Industry and Commerce of the PRC. As a result of this transfer TONGLIN became a wholly foreign owned enterprise (WFOE).

As of April 22, 2004, China Autoparts, Inc. owns the following subsidiaries:

                                                             Percentage
      Subsidiary                                             Ownership
-----------------------------------------------------     ----------------
Rhohan Holdings Limited (BVI company)                           100%
      owned 100% by China Autoparts, Inc.
Chengdu Tonglin Casting Industrial Co., Ltd                     100%
      (Chinese registered limited liability
      company), owned 100% by
      Rhohan Holdings Limited

The reporting entity

The financial statements in the fillings of CHINA AUTOPARTS become those of RHOHAN. The consolidated financial statements of China Autoparts, Inc. and subsidiaries represent the activities of its 100% owned subsidiaries, Rhohan Holdings Limited and Chengdu Tonglin Casting Industrial Co., Ltd. Talram's continuing operations and balance sheet are insignificant and therefore are not included in these financial statements.

Basis of presentation

Prior to April 22, 2004 Talram was considered to be a "development stage enterprise" and its financial statements from December 31, 2003 and prior were presented in accordance with Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises". As a result of the reverse acquisition of Rhohan Holdings Limited, the Company is no longer considered to be a "development stage enterprise" and is no longer required to report its financial statements in accordance with SFAS No. 7.

The consolidated financial statements represent the activities of the Company and its wholly owned subsidiaries. The Company's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. TONGLIN uses its local currency, Renminbi, as its functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. These amounts are not material to the consolidated financial statements.

Revenue recognition

Product sales are recognized when the products are delivered and title has passed. The Company offers no warranties on its products. However, the customers have 3-5 days to inspect the goods and to notify the Company if there are any products that do not meet the quality standards set forth in their contracts. The Company at this time replaces the defective goods with new products. The defective goods are returned to the Company and are reworked and returned to inventory.

Sales revenue represents the invoiced value of goods, net of a value-added tax
(VAT). All of the Company's products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

Plant and equipment, net

Plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the six months ended June 30, 2004 and 2003 amounted to $106,404 and $67,157, respectively. Estimated useful lives of the assets are as follows:

                                                          Estimated Useful Life
                                                          ---------------------
Buildings                                                      20-30 years
Machinery and equipment                                        10-15 years
Furniture and fixtures                                          5-10 years

Construction in progress includes engineering costs, insurance costs, wages, interest and other costs relating to construction in progress. Balances in construction in progress are transferred to equipment when the related assets are ready for their intended use. No depreciation is provided for on construction in progress.

Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds projected future cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of June 30, 2004, the Company expects these assets to be fully recoverable.

Plant and equipment consist of the following:

                                                   June 30,         December 31,
                                                     2004              2003
                                                  -----------       -----------
                                                  (Unaudited)        (Audited)
                                                  -----------       -----------
Buildings and improvements                        $ 1,187,128       $ 1,187,128
Machinery and equipment                             2,242,099         2,064,257
Construction in progress                               79,615            64,850
                                                  -----------       -----------
      Totals                                        3,508,842         3,316,235
Accumulated depreciation                             (868,529)         (762,228)
                                                  -----------       -----------
      Property and equipment, net                 $ 2,640,313       $ 2,554,007
                                                  ===========       ===========

In the year 2000, Rongxin, as part of its original capital contribution to TONGLIN, contributed certain buildings, machinery, and equipment in the amount of RMB 5,111,248, or approximately $618,500. The buildings, machinery, and equipment were originally purchased by Rongxin through financing provided by Rongxin's banking institution and were pledged as collateral for this loan. The term of this loan commenced on August 31, 1999 and will expire on August 30, 2004. The titles of the buildings, machinery, and equipment are still in the name of Rongxin and will be transferred to TONGLIN once the loan is paid off (and consequently the buildings, machinery, and equipment will be released as collateral). As of the date of this report, the titles of the said buildings, machinery, and equipment (net book value of $138,511) have not been transferred to TONGLIN.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at June 30, 2004 and December 31, 2003 amounted to $975,150 and $2,500,000, respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

The Company has a concentration of sales risk where five customers represent 93.2% or $8,742,486 of total sales for the six months ended June 30, 2004, as compared to 92.9% or $8,130,427 for five customers in the six months ended June 30, 2003. Total outstanding accounts receivable for these customers amounted to $5,117,501 and $4,959,943 as of June 30, 2004 and December 31, 2003,
respectively.

Cash-restricted

The Company through its bank agreements is required to keep certain cash amounts on deposit which are subject to withdrawal restrictions. The restricted amounts are $ 0 and $2,057,000 as of June 30, 2004 and December 31, 2003, respectively.

Inventories

Inventories are stated at the lower of cost or market on the first in first out method of accounting and consist of the following:

                                                  June 30,         December 31,
                                                    2004              2003
                                                 ----------        ----------
                                                (Unauidted)         (Auidted)
                                                 ----------        ----------
Raw materials                                    $  458,901        $  936,619
Finished goods                                    1,073,526         1,200,055
                                                 ----------        ----------
      Totals                                     $1,532,427        $2,136,674
                                                 ==========        ==========

Financial instruments

Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures About Fair Value of Financial Instruments" requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities and other payables to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Accounts receivable, trade

The Company conducts its business operations in the People's Republic of China. During the normal course of business, the Company extends unsecured credit to its customers. Management reviews its accounts receivable on a regular basis to determine if the bad debt allowance is adequate at each year-end. However, the Company records a provision for accounts receivable trade that ranges from 0.3% to 1.0% of the outstanding accounts receivable balance in accordance with generally accepted accounting principles in the PRC. The allowance for doubtful accounts as of June 30, 2004 and December 31, 2003 amounted to $20,430.

Accounts receivable, trade special

This amount represents trade accounts receivable due from various customers for which the customers' banks have guaranteed payments of the receivable. This amount is non-interest bearing and is normally paid within three to six months. The Company has the ability to submit a request for payment to the customer's bank earlier than the scheduled payment date; however, the Company incurs interest and processing fee in such instances.

Intangible assets

All land in the People's Republic of China is owned by the government and cannot be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. In 2003, TONGLIN purchased the Right to use the land for 50 years from the government for a fee in the amount of $171,358.

The Right is being amortized over a minimum life of 10 years in accordance with generally accepted accounting principles in the PRC. The expense for the six months ended June 30, 2004 and 2003 amounted to $8,568 and $3,336, respectively. However, the Certificate of Land Use Right for this land is held in the name of Chengdu Rongxin Industrial Co., Ltd., a related party. TONGLIN has applied for a name change on the Certificate of the Land Use Right. As of the date of this report this process has not been finalized.

The Certificates of Land Use Rights of approximately 57,347 Chinese acres of land are occupied by buildings operated by TONGLIN, which are held in the name of Chengdu Rongxin Industrial Co., Ltd., a related party. The land use rights have been acquired from 1998 through 2000 for a life of 50 years. Chengdu Rongxin Industrial Co., Ltd. has verbally agreed to let TONGLIN use the property for agreed upon purposes through the life of the Land Use Rights. However, the Land Use Rights remains in the name of Chengdu Rongxin Industrial Co., Ltd. TONGLIN is not charged for the use of the land nor has an asset been reflected on TONGLIN's balance sheet for these rights. The original cost of the land use rights amounted to $324,076. In order to better report the actual expenses of the operations the Company has reported in the accompanying consolidated statements of income an expense for the use of the land with a corresponding entry to paid-in-capital. The Rights are being amortized over 10 years based upon the original cost of the rights and the expense for the six months ended June 30, 2004 and 2003 amounted to $16,173.

Chengdu Rongxin Industrial Co., Ltd. has not indicated to TONGLIN that they will need the use of the land within the next year. However, Chengdu Rongxin Industrial Co., Ltd. has the right to occupy the land once notification is given to TONGLIN.

Income taxes

The Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes. There are no deferred taxes as of June 30, 2004 and 2003.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.

In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities offset each other when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

The Company through its subsidiary, TONGLIN, is governed by the Income Tax Law of the People's Republic of China (PRC) concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws). The Income Tax Law of the PRC for Enterprises with Foreign Investments and Foreign Enterprises states, "Any enterprise with foreign investments of a production nature scheduled to operate for a period of not less than ten years shall, upon examination and verification by the tax authorities in the year the company begins to make a profit, be exempted from income taxes in the first and second years and allowed a fifty percent reduction in the standard tax rates in the third to fifth years."

Under the Income Tax Laws, foreign investment enterprises (FIE) generally are subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on incomes reported in the statutory financial statements after appropriate tax adjustments, unless the enterprise is located in a specially designated region for which more favorable effective tax rates are applicable.

The Company was exempt from income tax from 2000 to 2001. TONGLIN is located in a Special Economic Zone and the PRC tax authorities have approved a special income tax rate of 15% for this area. In addition, TONGLIN in accordance with the Circular of Transmission the State Administration of Taxation of Sichuan Province on Implementing the Relevant Tax Policies of Development of the West Regions and Implement of the Suggestion Concretely of State Administration of Taxation, "the enterprise income tax of the foreign investment enterprises in the legal tax reduction period shall be reduced by 7.5%." TONGLIN generated profits in the year ended December 31, 2000. Effective January 1, 2002, the two-year 100% exemption for income taxes had expired for TONGLIN and it became subject to income tax at a reduced rate of 7.5% for 2002, 2003 and 2004. The Company is not subject to any local income tax of 3% until the exemption and reduction periods expire in 2005.

The provision for income taxes at June 30 consisted of the following:

                                                           2004           2003
                                                         --------       --------
Provision for China income tax                           $173,358       $190,108
Provision for China local tax                                --             --
Deferred taxes                                               --             --
                                                         --------       --------
      Total provision for income taxes                   $173,358       $190,108
                                                         ========       ========

The following table reconciles the U.S. statutory rates to the Company's effective tax rate:

                                                            2004          2003
                                                            ----          ----
U.S. Statutory rates                                        34.0%         34.0%
Foreign income not recognized in USA                       (34.0)        (34.0)
China income taxes                                           7.5           7.5
                                                            ----          ----
      Totals                                                 7.5%          7.5%
                                                            ====          ====

The Company has recorded an allowance for bad debts in the amount of $278,300 as further described in note 5. This amount has been recorded as an expense for financial statement purposes. However, the ultimate deduction for Chinese income tax purposes has not been determined and the amount to be deducted must be approved by the appropriate Chinese taxing authority. A valuation allowance for the entire amount has been established due to the uncertainty of realizing the deduction of this expense for income tax purposes as a result of this uncertainty no deferred taxes has been provided in the accompanying consolidated financial statements.

Value added tax

Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax in accordance with Chinese laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company's finished products can be used to offset the VAT due on sales of the finished product.

From TONGLIN's inception in the year 2000 through the year 2002, TONGLIN adopted the Tax Package Policy issued by the Dayi County Government, which requires TONGLIN to pay its tax to the appropriate taxing authority based upon the annual fixed amount set forth by the Dayi County Government. The fixed tax amount set forth for TONGLIN in 2002 amounted to RMB 8,000,000. The Tax Package Policy was terminated on January 1, 2003. The Company is subject to the value added tax at the standard rate of 17% on the gross sales price of all products sold within the PRC.

On August 14, 2003, the State Taxation Administration of Dayi County Sichuan Province issued a certificate stating that the income tax and valued added tax of TONGLIN from inception through the year ending December 31, 2002 have been fully paid.

Note 2 - Condensed financial statements and footnotes

The interim consolidated financial statements presented herein have been prepared by the Company and include the unaudited accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in the consolidation.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information and the instructions for Form 10-QSB and Article 10 of Regulation S-X. Certain information and footnote disclosures that are normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. Management of the Company believes the disclosures made are adequate to make the information presented not misleading. The condensed consolidated financial statements should be read in conjunction with CHINA AUTOPARTS' audited financial statements included in its Annual Report on Form 10-KSB dated March 19, 2004 and RHOHAN's audited consolidated financial statements for the year ended December 31, 2003 and notes thereto included in CHINA AUTOPARTS' Current Report on Form 8-K, dated May 13, 2004.

In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company as of June 30, 2004, and the results of operations, changes in shareholders' equity and cash flows for the six months ended June 30, 2004 and 2003. Interim results are not necessarily indicative of full year performance because of the impact of seasonal and short-term variations.

Note 3 - Supplemental disclosure of cash flow information

Income taxes paid amounted to $78,681 and $105,776 for the six months ended June 30, 2004 and 2003, respectively. Interest paid (including interest paid to related parties) for the six months ended June 30, 2004 and 2003 amounted to $147,777 and $129,046, respectively.

In 2003, TONGLIN made a non-cash shareholders' distribution of $3,638,090 to offset other receivables/payables due from/to related parties.

In April, 2004, RHOHAN declared a $1,000,000 dividend distribution of which $435,600 was paid by June 30, 2004 with the remaining $564,400 recorded as a dividend payable on the accompanying balance sheet.

On April 22, 2004, the Company issued 8,590,910 shares of common stock in a reverse acquisition transaction for no cash.

Note 4 - Earnings per share

The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). SFAS 128 requires the presentation of earnings per share (EPS) as Basic EPS and Diluted EPS. There are no differences between Basic and Diluted EPS for the six months ended June 30, 2004 and 2003 (3,774,988 was the weighted average number of shares used to calculate EPS for the six months ended June 30, 2004 and 500,000 was the number of shares used to calculate EPS for the six months ended June 30, 2003) The weighted average number of shares used to calculate EPS for the six months ended June 30, 2003 reflects only the 500,000 shares outstanding for that period and does not include the 8,590,910 shares issued on April 22, 2004 in the reverse acquisition transaction.

Weighted average number of shares outstanding as of June 30, 2004 is computed as follows:

         Dates                   Shares                         Weighted -
      Outstanding              Outstanding        Days        Average Shares
-------------------------    ----------------   ----------  -------------------
Year - 2004
-------------------------
January 1 - June 30                  500,000          181           90,500,000
April 22 - June 30                 8,590,910           69          592,772,790
                                                ----------  -------------------
Totals                                                181          683,272,790
                                                ==========  ===================

Weighted-average shares - 6 months                                   3,774,988
                                                            ===================

April 1 - June 30                    500,000           90           45,000,000
April 22 - June 30                 8,590,910           69          592,772,790
                                                ----------  -------------------
Totals                                                 90          637,772,790
                                                ==========  ===================

Weighted-average shares - 3 months                                   7,086,364
                                                            ===================

Note 5 - Other receivables

In 2003 the Company made a prepayment of $278,300 to purchase several molds to be used in its operations. As of December 31, 2003, the molds were never delivered by the vendor. The Company is currently in litigation with the vendor.

Management intends to pursue collection of this receivable; however, management is uncertain that they will prevail in collecting the entire amount. As of June 30, 2004, management has decided to fully reserve this amount as uncollectible.

Note 6 - Notes payable-bank

The Company has the following lines of credit outstanding:

                                                                                       June 30,            December 31,
                                                                                         2004                  2003
                                                                                  ----------------     -------------------
                                                                                      Unaudited               Audited
                                                                                  ----------------     -------------------
Shanghai Pu Dong Development Bank, Chengdu Branch
              due June 2004, transaction fee at 0.05%
              restricted cash requirement of 30% or $363,000
              Chengdu Rongxin Ruigao Machinery Co., Ltd.
              guaranteed the difference between the cash
              amount deposited and the credit line amount                         $             --     $         1,210,000

Chengdu City Commercial Bank, Dayi Branch
              due May 2004,  transaction fee at 0.05%
              restricted cash requirement of 40% or $726,000
              Chengdu Rongxin Industrial Co., Ltd. guaranteed the
              difference between the cash amount deposited
              and the credit line amount                                                        --               1,815,000

Chengdu City Commercial Bank, Dayi Branch
              due June 2004, transaction fee at 0.05%
              restricted cash requirement of 40% or $968,000
              Chengdu Rongxin Industrial Co., Ltd. guaranteed the
              difference between the cash amount deposited                                      --               2,420,000
              and the credit line amount
                                                                                  ----------------     -------------------
                          Totals                                                  $             --     $         5,445,000
                                                                                  ================     ===================

The proceeds of the above debt were loaned to Chengdu Taichang Metals Co., Ltd., a related party. In return for this loan, Chengdu Taichang Metals Co. Ltd. deposited $242,000 cash with TONGLIN as a partial guarantee for the loan repayment. The amount loaned to Chengdu Taichang Metals Co. Ltd. is recorded in other receivables-related party on the accompanying consolidated balance sheet and is further explained in Note 8.

This amount is non interest bearing and is due and payable in May 2004. On April 1, 2004, Chengdu Taichang Metals Co., Ltd. repaid this amount in full.

Note 7 - Short-term loans payable - bank

The Company has the following short-term loans payable:

                                                                                      June 30,           December 31,
                                                                                        2004                 2003
                                                                                   ----------------    ------------------
                                                                                      Unaudited             Audited
                                                                                   ----------------    ------------------
Chengdu City Commercial Bank, Dayi Branch
      due January 15, 2005 and January 29, 2004, respectively,
      monthly interest only payment at 0.57525%, guaranteed
      by Chengdu High Pressure Valve Plant, a related party                        $     1,210,000     $       1,210,000

Shanghai Pu Dong Development Bank, Chengdu Branch
      due March 29, 2005 and March 9, 2004, respectively,
      monthly interest only payment at 0.48675%, guaranteed
      by Chengdu Rongxin Ruigao Machinery Co., Ltd., a
      related party                                                                      3,630,000             3,630,000
                                                                                   ----------------    ------------------
          Totals                                                                   $     4,840,000     $       4,840,000
                                                                                   ================    ==================

In 2004 the above loans have been refinanced into short-term loans due within one year in the amount of $4,840,000.

Total interest expense on all bank debt for the six months ending June 30, 2004 and 2003 amounted to $147,777 and $99,589 respectively.

Note 8 - Related party transactions and contingencies

The following is a list of related parties described in the accompanying consolidated financial statements:

Chengdu Rongxin Enterprises Co., Ltd. is owned 100% by Mr. Li Yungao.

Chengdu Rongxin Industrial Co., Ltd. is owned by Mr. Li Yungao and a number of managers and directors of TONGLIN.

Chengdu Rongxin Ruigao Machinery Co., Ltd. is owned 70% by Mr. Li Yungao with the remaining 30% owned by a number of managers and directors of TONGLIN.

Chengdu Begin Pipeline Co., Ltd. is owned 75% by Chengdu Rongxin Industrial Co., Ltd. and 25% by Chengdu Begin Technology Development Co., Ltd.

Chengdu High Pressure Valve Plant is owned by Mr. Li Yungao and a number of managers and directors of TONGLIN.

Chengdu Taichang Metals Co., Ltd. is 95% owned by Mr. Li Jing, who is the son of Mr. Li Yungao.

During the six months ended June 30, 2004 and 2003, the Company entered into the following transactions with related parties:

Sales, purchases and other expenses

                                                                          2004                      2003
                                                                   -------------------       -------------------
Sales
Chengdu Rongxin Ruigao Machinery Co., Ltd.                         $            5,993        $            9,577
                                                                   ===================       ===================

Cost of sales
Chengdu Rongxin Ruigao Machinery Co., Ltd.                         $            5,762        $            8,784
                                                                   ===================       ===================

Interest expense
Chengdu Rongxin Ruigao Machinery Co., Ltd.                         $               --        $           29,457
                                                                   ===================       ===================

Lease expense
Chengdu Rongxin Ruigao Machinery Co., Ltd.                         $           60,500        $           60,500
                                                                   ===================       ===================

Amounts due to/from related parties

                                                                        June 30,                December 31,
                                                                          2004                      2003
                                                                    ------------------       -------------------
                                                                       (Unaudited)                (Audited)
                                                                    ------------------       -------------------
Other receivables - related party:
      Chengdu Rongxin Ruigao Machinery Co., Ltd.                    $       4,507,929        $           17,785
      Chengdu High Pressure Valve Plant                                        53,090                        --
      Chengdu Taichang Metals Co., Ltd.                                       121,000                 5,445,000
                                                                    ------------------       -------------------
                                                      Totals        $       4,682,019        $        5,462,785
                                                                    ==================       ===================

Other payables - related party:
      Chengdu Taichang Metals Co., Ltd.                             $          69,511        $          242,000
                                                                    ==================       ===================

On May 20, 2003, TONGLIN entered into an agreement with Chengdu Taichang Metals Co., Ltd. to make a 12-month loan in the amount of $3,025,000 to Chengdu Taichang Metals Co., Ltd. using the proceeds from TONGLIN's bank line of credit described in Note 6. In addition, TONGLIN paid $1,089,000 to their bank as restricted cash deposit as required by the loan agreement.

The $3,025,000 was required to be paid to TONGLIN upon maturity together with interest calculated based on the amount of restricted cash deposit using the bank's monthly interest rate of 0.4425%. Chengdu Taichang Metals Co., Ltd. will pay a consultation fee of $121,000 to TONGLIN upon maturity of the loan. On April 1, 2004, Chengdu Taichang Metals Co., Ltd. repaid these amounts in full.

On May 29, 2003, TONGLIN entered into an agreement with Chengdu Taichang Metals Co., Ltd. to make a loan in the amount of $2,420,000 to Chengdu Taichang Metals Co., Ltd. using the proceeds from TONGLIN's bank line of credit described in
Note 6. In addition, TONGLIN paid $968,000 to its bank as the restricted cash deposit as required by the loan agreement.

The $2,420,000 was required to be paid to TONGLIN upon maturity together with interest calculated based on the amount of restricted cash deposit using the bank's monthly interest rate of 0.4425%. Chengdu Taichang Metals Co., Ltd. was required to pay a fee of $77,101 to TONGLIN upon maturity of the loan. On April 1, 2004, Chengdu Taichang Metals Co., Ltd. repaid these amounts in full.

As part of the above loan transactions Chengdu Taichang Metals Co., Ltd. deposited $242,000 of cash with TONGLIN as a partial guarantee to ensure that the loans would be paid in full at maturity.

The other amounts due from related parties are generated from the Company making various cash advances and short term loans and the allocation of various expenses to related parties. These transactions are re-occurring in nature and are generally repaid during the current year on a revolving basis. The Company does not charge interest on these receivables.

On January 1, 2000, TONGLIN and Chengdu Rongxin Enterprises Co., Ltd. entered into a Working Ground and Transportation Equipment Leasing Agreement, under which TONGLIN leases office building space, living areas and vehicles with an annual rent of $121,000.

Short-term loans from Chengdu Rongxin Ruigao Machinery Co., Ltd. (formerly Chengdu Rongxin Enterprises Co., Ltd.) amounted to $544,500 during the year ending December 31, 2002. This loan included interest at rates ranging from 7.49% to 12.10% per annum and was paid off in 2003. Interest paid for the six months ended June 30, 2004 and 2003 amounted to $0 and $29,457 respectively.

On November 4, 2003, TONGLIN and Industrial and Commercial Bank of China Dayi County Branch entered into the "Intangible Right Security Agreement", under which TONGLIN has guaranteed a $1,089,000 bank line of credit issued to Chengdu Rognxin Ruigao Machinery Co., Ltd. The term of this bank line of credit expired on April 29, 2004. As of June 30, 2004, this guarantee of the bank line of credit was released.

Note 9 - Leases

The Company leases office building space, living quarters, and vehicles from Chengdu Rongxin Ruigao Machinery Co., Ltd. formerly Chengdu Rongxin Enterprises Co., Ltd., a related party, in the amount of $121,000 per year. The lease expenses paid for the six months ended June 30, 2004 and 2003 amounted to $60,500 and $60,500, respectively. Chengdu Rongxin Enterprises Co., Ltd. was dissolved in October 2002. All of the assets, including the lease agreement, were taken over by Chengdu Rongxin Ruigao Machinery Co., Ltd., a related party. This agreement has no expiration date at this time.

Note 10 - Other operating income

The Company has entered into various contractual arrangements to act as an agent for Chengdu Zhengheng Engine Parts Co., Ltd. where the Company receives a commission on sales of products purchased from Chengdu Zhengheng Engine Parts Co., Ltd. For the six months ending June 30, 2004 and 2003, this income amounted to $82,014 and $231,182, respectively.

Note 11 - Dividend distribution

Before the Company entered into the Stock Exchange Agreement, the Company declared a $1,000,000 dividend distribution to Double Unity Investments. As June 30, 2004, $435,600 was paid with the remaining balance of $564,400 recorded as a dividend payable on the accompanying balance sheet.

======================================   Legal Proceedings.....
You should rely on the                   Changes and Disagreements with
information contained in                 Accountants...........................
this document or to which we             Indemnification of Directors
have referred you. We have               and Officers..........................
not authorized anyone to                 Legal Matters.........................
provide you with information             Experts...............................
that is different. The                   Financial Statements..................
information in this document
may only be accurate on the
date of this document. This
document may be used only
where it is legal to sell
these securities.

     ----------------

     TABLE OF CONTENTS

                                    Page
                                    ----
Prospectus Summary....................
Risk Factors..........................
Use of Proceeds.......................
Determination of Offering Price.......
Selling Stockolder....................


Business
Description of Property...............
Selected Financial Data...............
Management's Discussion and
Analysis of Financial
Condition and Results of
Operations............................
Security Ownership of Certain
Beneficial Owners and
Management............................
Directors and Executive Officers,
Promoters And Control
Persons ..............................
Executive Compensation................
Certain Relationships and Related
Party Transactions....................
Plan of Distribution..................
Desciption of Securities....... ......
Market Price Of and Dividends On
Our Common Equity and
Related Stockholder
Matters...............................
Supplementary Financial
Information...........................

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.          Indemnification Of Directors And Officers

      Pursuant to Article V, Section 1 of our Amended By-Laws, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

Item 25.          Other Expenses Of Issuance And Distribution

Our expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:

                  SEC Registration Fee               $380.10

                  Printing Expenses                  ______________

                  Legal Fees and Expenses            ______________

                  Accountants' Fees and Expenses     ______________

                  Blue Sky Fees and Expenses         ______________

                  Miscellaneous Expenses             ______________

                  Total                              ______________

*Estimated

Item 26.          Recent Sales Of Unregistered Securities

      In the preceding three years, we have issued the following securities that were not registered under the Securities Act:

      In June 2001 we issued an aggregate of 500,000 shares of our common stock for a purchase price of $.01 per share which was paid in cash. The issuance of the shares was accomplished in reliance upon Section 4(2) of the Securities Act. The facts relied upon for the exemption were that the purchasers were sophisticated investors and the shares were offered and sold in a private transaction.

      On May 13, 2004 we issued an aggregate of 8,590,910 shares of our common stock to eight persons in exchange for the transfer to us of all of the outstanding common stock of Rhohan Holdings Limited, a British Virgin Islands company. The issuance of the shares was accomplished in reliance upon Regulation S promulgated under the Securities Act. The facts relied upon for the exemption were that each of the persons acquiring our common stock in the transaction was a non-U.S. person as defined under the Securities Act.

Item 27.          Exhibits

3.1 Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10-SB filed under its former name of Talram Corporation on February 13, 2002 (the "Form 10-SB").

3.2 Certificate of Amendment to Certificate of Incorporation, dated April 22, 2004. Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed May 13, 2004 (the "May 13, 2004 8-K").

3.3 By-laws. Incorporated by reference to Exhibit 3.2 to the Form 10-SB.

5.1 Opinion re legality of the common stock being registered.*

10.1 Capital Stock Exchange Agreement, dated as of April 22, 2004 among the Company, Rhohan Holdings, Ltd. and Double Unity Investments Limited. Incorporated by reference to Exhibit 2.1 to the May 13, 2004 8-K.

16.1 Letter dated May 18, 2004 from the Company to Michael T. Studer CPA, P.C. Incorporated by reference to Exhibit 16.1 to the Company's Current Report on Form 8-K, filed May 20, 2004 (the "May 20, 2004 8-K").

16.2 Letter dated May 19, 2004 from Michael T. Studer, CPA, P.C. to the Securities and Exchange Commission. Incorporated by reference to Exhibit 16.2 to the May 20, 2004 8-K.

21.1 List of subsidiaries.*

23.1 Consent of counsel to the use of the opinion annexed at Exhibit 5.1 is contained in the opinion annexed at Exhibit 5.1;

23.2 Consent of accountants for use of their report.*

-------------------------

*Filed herewith.

Item 28.          Undertakings

         The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

            ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly in the City of Chengdu, PRC, on October 20, 2004.

                                                        CHINA AUTOPARTS, INC.

                                                        By: /s/ Li Yungao
                                                        --------------------
                                                        Li Yungao
                                                        Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement was by the following persons in the capacities and on the dates stated.


Name and Title                                        Date
----------------------------------                    ----------------
/s/ Li Yungao
----------------------------------                    October 20, 2004
Li Yungao
Chief Executive Officer
And Director


/s/ Li Jing
----------------------------------                    October 20, 2004
Li Jing
Chief Operating Officer
and Director


/s/ Ding Ke
----------------------------------                    October 20, 2004
Ding Ke
Executive Vice President
And Director


/s/ Weisheng Chen                                     October 20, 2004
----------------------------------
Weisheng Chen
Chief Financial Officer